FINAL

FIRST AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT

by and between

AURORA ANTRIM NORTH, LLC,

as Issuer,

AURORA ENERGY, LTD.

and

TCW ASSET MANAGEMENT COMPANY,
in the capacities described herein,

TCW ENERGY FUND X - NL, L.P.,

TCW ENERGY FUND XB - NL, L.P.,

TCW ENERGY FUND XC - NL, L.P.,

and

TCW ENERGY FUND XD - NL, L.P.

as Purchasers

and

TCW ASSET MANAGEMENT COMPANY,
as Administrative Agent and Collateral Agent

Dated as of December 8, 2005

TABLE OF CONTENTS

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FIRST AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT

THIS FIRST AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 8, 2005, and is being entered into by and among Aurora Antrim North, LLC, a Michigan limited liability company (the “Issuer”); Aurora Energy, Ltd., a Nevada corporation (“Aurora”); TCW Energy Fund X - NL, L.P., a California limited partnership (“Fund X - NL”); TCW Energy Fund XB - NL, L.P., a California limited partnership (“Fund XB - NL”); TCW Energy Fund XC - NL, L.P., a California limited partnership (“Fund XC - NL”); TCW Energy Fund XD - NL, L.P., a California limited partnership (“Fund XD - NL”); TCW Asset Management Company (“Tamco”), a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust and others; Tamco, as Investment Manager under the Investment Management Agreement dated June 13, 2005 among The Ford Foundation and others (Tamco in the capacities designated above, Fund X - NL, Fund XB - NL, Fund XC - NL and Fund XD - NL are hereinafter collectively referred to as the “Purchasers,” each a “Purchaser”); Tamco as Administrative Agent (together with its successors in such capacity, the “Administrative Agent”); and Tamco as Collateral Agent (together with its successors in such capacity, the “Collateral Agent”).

RECITALS:

A. As of August 12, 2004, the Issuer, certain Purchasers, Administrative Agent and Collateral Agent entered into the Note Purchase Agreement (the “Original Note Purchase Agreement”) pursuant to which the Issuer requested that certain Purchasers purchase Notes in an aggregate principal amount of Thirty Million Dollars ($30,000,000).

B. Certain Purchasers have purchased Notes from the Issuer in an aggregate principal amount equal to Thirty Million Dollars ($30,000,000) upon the terms and conditions of the Original Note Purchase Agreement.

C.  The Issuer, Purchasers, Administrative Agent and Collateral Agent desire to amend and restate the Original Note Purchase Agreement in its entirety to become effective as of the date hereof, in order to, among other things, increase the Aggregate Commitment Amount to Fifty Million Dollars ($50,000,000).

NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, hereby agree as follows:

SECTION 1
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.1   Defined Terms. As used in this Agreement, each capitalized term has the meaning ascribed to it in this Section 1.1:

“Account Receivable” means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

“Additional Amounts” has the meaning ascribed to such term in Section 3.9(b) hereof.

“Administrative Agent” means the Administrative Agent for the Purchasers and Holders approved pursuant to Section 7.4(a) hereof, together with its successors, if any, in such capacity.

“Adjusted Net Cash Flow” (or “ANCF”) means the positive difference of:

(i) Gross Cash Revenues determined on a Consolidated basis during any ANCF Quarter (or other period of calculation, if applicable)

less

(ii) actual payments by Issuer during such ANCF Quarter (or other period of calculation, if applicable) of:

(A) The Overriding Royalty Interest and other existing royalties and burdens on the Qualified Properties, if any, that constitute Permitted Encumbrances (to the extent and only to the extent production receipts relating to the same are included in Gross Cash Revenues);

(B) Direct Taxes on the Qualified Properties;

(C) Approved LOE;

(D) Interest payments on the Notes and accrued Commitment Fees;

(E) Approved Capital Expenditures, not including Capital Expenditures to be paid with the proceeds of Advances under this Agreement, to the extent the same are specifically permitted by Administrative Agent to be deducted from Gross Cash Revenues by means of an Approval Letter; and

(F) Approved G&A.

“ANCF Quarter” means, with respect to a Quarterly Payment Date and the calculation of ANCF, the three Calendar Month period ending on the last day of the most recent of February, May, August or November immediately preceding the Quarterly Payment Date.

“Additional Advance” has the meaning ascribed to such term in Section 2.1(b).

“Advance” means an Initial Advance, Additional Advance or Subsequent Advance.

“AEL Security Agreement” means the AEL Security Agreement, dated as of August 12, 2004, among Aurora and the Collateral Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and, in the case of a Person who is an individual, shall include (i) members of such specified Person’s immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person’s immediate family as determined in accordance with the foregoing clause (i). For clarity, Hudson Pipeline shall be considered an Affiliate of Issuer for all purposes of the Note Documents.

“Aggregate Commitment Amount” means $50,000,000.

“Agreement” has the meaning ascribed to such term in the preamble hereto.

“Amendment Closing” has the meaning ascribed to such term in Section 2.1(c) hereof.

“Amendment Closing Date” means the date on which the closing of this Agreement occurs and the conditions set forth in Section 6.2 shall be satisfied or waived by the Administrative Agent.

“Approved Capital Expenditures” means Capital Expenditures made or to be made by Issuer the aggregate amount of which expenditures shall not exceed the total amount set forth on Schedule 1.1(a), including the costs and expenses set forth on Schedule 1.1(a) for the drilling and completion of the wells described in the Development Plan or any costs or expenses for capital improvements in addition to or in substitution for the Capital Expenditures set forth in Schedule 1.1(a), to the extent such costs and expenses for such additional or substitute capital improvements have been approved by Administrative Agent or Collateral Agent at the time in question by means of an Approval Letter.

“Approved G&A” means (a) $0 (zero) at all times the Dedication Rate is equal to 75% and (b) if the Dedication Rate is equal to 100%, such amount of G&A costs as determined by the Requisite Holders in their sole discretion.

“Approved LOE” means leasehold operating expenses and other field level or lease level charges for operations on the Qualified Properties, to the extent that such expenses (i) are attributable to such properties; (ii) are not capitalizable under the provisions of Rule 4-10 of Regulation S-X, 17 C.F.R. § 210.4-10, of the Commission (as such Rule exists as of the date hereof) by a reporting entity that follows the successful-efforts method of accounting for oil and gas producing activities (as such activities are defined in paragraph (a) of said Rule); (iii) do not represent any amortization of Capital Expenditures or any write-offs or impairment of capitalized costs; (iv) are not property acquisition costs, exploration costs or development costs (as defined in paragraph (a) of said Rule); (v) are production costs (as defined in paragraph (a) of the Rule), other than depreciation, general and administrative costs and overhead costs (but including Permitted Fixed Rate Overhead) of Borrower related to production; and (vi) do not exceed the amounts set forth in Schedule 1.1(b) during and after 2004, as the same may be amended from time with Administrative Agent’s express written approval in its sole and absolute discretion.

“Area of Mutual Interest” means the counties in the Project Area, as well as the counties of Benzie, Manistee, Leelanau, Grand Traverse, Kalkaska, Antrim, Crawford and Oscoda in the state of Michigan.

“Aurora” means Aurora Energy, Ltd., a Nevada corporation, and the sole member of Issuer.

“Availability” means the Initial Availability or such greater amount up to the Aggregate Commitment Amount determined by the Administrative Agent in its sole and absolute discretion from time to time, notice of which is given to Issuer pursuant to Section 10.3.

“Board” has the meaning ascribed to such term in Section 5.1(a) hereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Traverse City, Michigan or New York, New York are authorized or required by law to remain closed.

“Capital Expenditures” means, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized on the consolidated balance sheet of the Issuer) by the Issuer and its Subsidiaries during such period that, in conformity with GAAP, are included in “capital expenditures,”“additions to property, plant or equipment” or comparable items in the consolidated financial statements of the Issuer, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount equal to any insurance proceeds received in connection with such damage or destruction.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Closing Date” means the Initial Closing Date or the Amendment Closing Date, as appropriate.

“Closing Documents” means the Note Documents and all other material documents, instruments and agreements executed or delivered by the Issuer, or any of its Affiliates in connection with, or otherwise pertaining to, the Closing Transactions.

“Closing Transactions” means the transactions to occur on the Initial Closing Date and the Amendment Closing Date, including, without limitation, the payment of all fees and expenses of the Purchasers in connection with the transactions provided herein.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning ascribed to such term in Section 7.1 hereof.

“Collateral Account” has the meaning ascribed to such term in Section 2.6 hereof.

“Collateral Agent” means the Collateral Agent for the Holders appointed pursuant to Section 7.4(b) hereof, together with its successors, if any, in such capacity.

“Collateral Coverage Ratio”means the quotient of (i) the sum of (a) Issuer’s Total Modified NPV10 and (b) Issuer’s Working Capital (which, if negative, shall be deducted from Total Modified NPV10) divided by (ii) the Total Indebtedness.

“Collateral Documents” means the Mortgages, the Security Agreement, the AEL Security Agreement and all mortgages, security agreements, guarantees, financing statements, instruments and other documents now or hereafter executed by Issuer, any Affiliate of Issuer or any other Person pursuant to this Agreement or any other Note Document to secure the payment or performance of the Note Obligations.

“Commission” means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to any or all of the functions of such Commission.

“Commitment Expiry Date” means the earliest to occur of:

(i) the date on which an Event of Default occurs;

(ii) if elected by Requisite Holders, the date on which a Coverage Deficiency occurs; and

(iii) August 12, 2007.

“Commitment Fee” has the meaning ascribed to such term in Section 2.4.

“Commitment Period” means the period from and including the date hereof until the Commitment Expiry Date.

“Companies” means the Issuer and all of its Affiliates.

“Compliance Certificate” has the meaning ascribed to such term in Section 6.1(a)(vi).

“Confidential Information” has the meaning ascribed to such term in Section 10.10(a) hereof.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Coupon Rate” has the meaning ascribed to such term in Section 3.1(a).

“Coverage Default” means the Collateral Coverage Ratio is less than 1.20 at any time after February 1, 2005.

“Coverage Deficiency” means, either (i) the Collateral Coverage Ratio is less than 1.50 but equal to or greater than 1.20 or (ii) the PDP Coverage Ratio is less than 1.0.

“Current Ratio” means the ratio of Issuer’s Consolidated current Assets to Issuer’s Consolidated current liabilities as of the end of each calendar quarter.

“Dedication Rate” means 75%, provided that such rate will increase to 100% whenever (a) an Event of Default occurs or is continuing or (b) a Coverage Deficiency occurs and such Coverage Deficiency is not cured within thirty (30) days.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Interest” has the meaning ascribed to such term in Section 3.1(b) hereof.

“Deposit Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of August 12, 2004, by and among Collateral Agent, for the benefit of the Purchasers, Issuer, and Northwestern Bank (“Bank”), as it may be amended, modified or supplemented from time to time.

“Development Plan” means the Development Plan attached as Schedule 2.5.

“Direct Taxes” means production, severance, ad valorem, excise or other taxes or governmental charges or assessments on (i) the Qualified Properties, (ii) the production therefrom or (iii) the proceeds of such production, but excluding any federal, state or local income or franchise taxes.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.1(f)(i).

“dollars” or “$” refers to lawful money of the United States of America.

“Engineering Report” means (i) the Initial Engineering Report and (ii) each engineering report to be delivered to Administrative Agent pursuant to Section 5.1(c)(vii).

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by Aurora or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by the Issuer or any of its Subsidiaries or any predecessor or successor in interest.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions or interest incurred as a result of any claim or demand by any Governmental Authority or any third party, of the Issuer or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, onto any property presently or formerly owned by the Issuer or any of its Subsidiaries or any facility which received Hazardous Materials generated, owned, handled, possessed or otherwise connected in any way with the Issuer or any of its Subsidiaries or (e) any written contract, agreement or other written consensual arrangement to which the Issuer or any Subsidiary is a party and pursuant to which liability is assumed or imposed on the Issuer or any Subsidiary with respect to any of the foregoing.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liability.

“Equity” means shares of Capital Stock or partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the Capital Stock or a partnership, profits, capital or member interest of the Issuer or any Subsidiary of the Issuer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Issuer, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Issuer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Issuer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Issuer or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Issuer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Issuer or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning ascribed to such term in Section 9.1.

“FERC” means the Federal Energy Regulatory Commission, and any successor agency thereto.

“Fiscal Quarter” means a fiscal quarter of the Issuer, ending on the last day of March, June, September or December of each year.

“Fiscal Year” means the fiscal year of the Issuer ending on December 31 of each year.

“Ford Disqualified Persons” means those Persons listed on Schedule 4.1(s).

“Funded Indebtedness” means, as to any Person, without duplication, all Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, all Capital Lease Obligations, and all Guarantees of Funded Indebtedness of other Persons.

“G&A Costs” means all overhead and administration costs incurred or to be incurred by Issuer.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Gross Cash Revenues” means all cash revenues and receipts received by or on behalf of Issuer or any of its Affiliates from or in any way relating to the Collateral or by or on behalf of Issuer or any Subsidiary thereof from any other source, (i) including without limitation receipts generated by the sale of Hydrocarbon production from the Collateral, but (ii) excluding revenues from (A) a sale approved by Requisite Holders of any portion of the Qualified Properties or (B) a refinancing of the Notes.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit, or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosiveness, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Highest Lawful Rate” means the maximum non-usurious rate of interest that the Holders are permitted under applicable law to contract for, take, charge, or receive with respect to the Note Obligation in question.

“Holders” means the holders of the Notes from time to time.

“Hudson Pipeline” means Hudson Pipeline & Processing, LLC, a joint venture between Issuer and Oilfield Investments Ltd., whereby Issuer and Oilfield Investments, Ltd. each own a 50% interest in all equity and debt of Hudson Pipeline & Processing, LLC.

“Hydrocarbons” means and includes any and all crude oil, petroleum, natural gas, condensate, casinghead gas, natural gas liquids and all similar or gaseous hydrocar-bons and other substances produced in association therewith, including helium, hydrogen sulphide, sulphur and other products produced in association therewith or therefrom.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued expenses incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations under leases commonly known as synthetic leases or leases that require such Person or its Affiliate to make payments over the term of such lease based on the purchase price or appraised value of the asset subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such asset, and (l) any Capital Stock of such Person in which such Person has a mandatory obligation to redeem such stock to the extent such stock is redeemable prior to the Maturity Date. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person holds a partnership interest) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning ascribed to such term in Section 9.3 hereto.

“Independent Engineer” means Schlumberger Data and Consulting Services or another nationally or regionally recognized independent petroleum engineering company, which may be chosen by Issuer if acceptable to the Requisite Holders in their sole discretion.

“Initial Advance” has the meaning ascribed to such term in Section 2.1(a).

“Initial Advance Date” means the date on which the Purchasers funded the Initial Advance pursuant to the provisions of Section 2.1(a).

“Initial Availability” means that portion of the Aggregate Commitment Amount equal to $40,000,000.

“Initial Closing” means the closing of the Original Note Purchase Agreement on August 12, 2004.

“Initial Closing Date” means August 12, 2004.

“Initial Engineering Report” means the engineering report prepared by the Independent Engineer and effective as of January 1, 2004.

“Initial Environmental Report”means the environmental report relating to the Project Area prepared by Pilko & Associates, Inc., dated as of June 2004.

“Insolvency Proceeding” means any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership. conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement or composition of Issuer or any Subsidiary of Issuer; provided, that, any merger, consolidation, or liquidation or sale of all or substantially all assets of Issuer or any Subsidiary of Issuer which is permitted under this Agreement shall not constitute an “Insolvency Proceeding.”

“Insurance Advisor” means Aon Risk Services or such other reputable insurance advisor reasonably acceptable to the Requisite Holders.

“Issuer” has the meaning ascribed to such term in the preamble hereto.

“Lands” means collectively, all properties, licenses, leases, wells and other interests (determined in as broad a manner as practicable with reference to lands covered by any of the foregoing and not just with respect to wells, spacing units or well bores).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Material Adverse Change” means any circumstance or event that has had a Material Adverse Effect.

“Material Adverse Effect” means any event, change or development, or combination of events, changes or developments, individually or in the aggregate, that has or would reasonably be expected to have a significant material adverse effect on (a) the business, operations, property, prospects or financial condition of the Issuer, or the Issuer and its Subsidiaries as it relates to the Project, (b) the right or ability of the Issuer or its Subsidiaries to fully, completely and timely perform any of their obligations under this Agreement and the other Closing Documents, (c) the validity or enforceability of any Closing Document against the Issuer or any Subsidiary which is a party thereto, (d) the validity, perfection or priority of any Lien intended to be created under or pursuant to any Closing Document to secure the Note Obligations, or (e) the rights of, or benefits available to, the Holders under this Agreement and the other Closing Documents.

“Material Contracts” shall have the meaning ascribed to such term in Section 4.1(m).

“Maturity Date” means the penultimate Business Day in the Fiscal Quarter ending September 30, 2009.

“Modified NPV10” means:

(i) with respect to any Proved Developed Producing Reserves attributable to the Qualified Properties, NPV10 of 95% of such Reserves;

(ii) with respect to any Proved Developed Non-Producing Reserves attributable to the Qualified Properties, NPV10 of 85% of such Reserves; or

(iii) with respect to any Proved Undeveloped Reserves attributable to the Qualified Properties, NPV10 of 75% of such Reserves;

in each case as determined by the Administrative Agent from the applicable Engineering Report, provided, however, that the Modified NPV10 for any particular Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves shall be zero (0) unless capital expenditures for the development of such Reserves, in at least the amounts required pursuant to the most recent Engineering Report, have been scheduled and such capital is reasonably expected to be available from Advances or as a deduction from ANCF as Approved Capital Expenditures.

“Moody’s” means Moody’s Investors Service, Inc., or a successor rating agency.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Requisite Holders, made by the Issuer or its Subsidiaries in favor of the Collateral Agent for the benefit of the Holders, securing the Note Obligations and delivered to each Holder pursuant to the terms hereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note Documents” means this Agreement, the Original Note Purchase Agreement, the Notes, the ORRI Conveyance, the Collateral Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered by Issuer in connection with the purchase and sale of the Notes (exclusive of the term sheets, commitment letters, correspondence and similar documents used in the negotiation thereof).

“Note Interest Rate” means the rate of interest payable on the Notes from time to time, determined in accordance with Section 3.1(a) and Section 3.1(b).

“Note Obligations” means the sum of all Indebtedness from time to time owing by the Issuer to the Holders under or pursuant to any of the Note Documents.

“Notes” has the meaning ascribed to such term in Section 2.2 hereof.

“NPV10” means with respect to any Proved Reserves expected to be produced from the Qualified Properties, the net present value of the future net revenues expected to accrue to Issuer’s interests in such Reserves during the remaining expected economic lives of such Reserves, discounted at 10% per annum. Each calculation of such expected future net revenues shall be made as of the date when requested in accordance with the then existing standards of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers, provided that in any event:

(i) appropriate deductions shall be made for (A) Direct Taxes and existing burdens that are Permitted Encumbrances (excluding, however, the Overriding Royalty Interest), (B) LOE, (C) transportation, gathering and marketing burdens, (D) Capital Expenditures (including plugging and abandonment costs), and (E) COPAS or other overhead costs, all consistent with the most recent Engineering Report; and

(ii) the pricing assumptions and escalations used in determining NPV10 for any particular Proved Reserves shall be:

(A) the contract price, if any, during the term of any written oil and gas sales contract between Issuer and unrelated Persons who are “investment grade” purchasers (it being agreed that any such contract with a duration of more than six (6) months shall be subject to the written approval of Requisite Holders); or

(B) if no sales contract exits:

(I) for volumes of oil and gas swapped or hedged with investment grade counter parties, the hedged price net of any costs, expenses or deductions relating thereto; and

(II) for “naked” or long unhedged volumes, the monthly average NYMEX oil and gas prices for each of the four years immediately following the date of determination and for all years thereafter, the unescalated monthly average NYMEX oil and gas prices for the fourth year after the date of determination, all with adjustment for basis (quality and geographical) differentials.

“Observer” has the meaning assigned to such term in Section 5.1(a).

“Operating Agreement” means that certain Operating Agreement of Issuer, dated as of January 18, 2001 attached hereto as Schedule 1.1(c).

“Order” means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

“ORRI Conveyance” means the Conveyance of Overriding Royalty Interest substantially in the form of Exhibit C, and all amendments, supplements, modifications or memoranda thereof.

“Overriding Royalty Interest” has the meaning given in Section 2.7.

“ORRI Assignee” means TCW Energy Funds X Holdings, L.P., a California limited partnership.

“ORRI Documents” means the ORRI Conveyance and all other documents required or necessary to transfer the Overriding Royalty Interest to the ORRI Assignee.

“Payment Date” means: (1) any date on which the maturity of any or all of the Notes is accelerated in accordance with Section 9.1(b); (2) any date on which any interest on or principal of or premium on the Notes or any Commitment Fee is required to be prepaid in accordance with Section 2.4, 3.1 , 3.3 or 3.4; and (3) the Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PDP Coverage Ratio” is equal to (i) the sum of (a) the Modified NPV10 of Issuer’s PDP Reserves and (b) Issuer’s Working Capital (which, if negative, shall be deducted from such Modified NPV10) divided by (ii) Total Indebtedness.

“Permitted Distributions” means distributions from Issuer to Aurora permitted to be made pursuant to Section 5.2(a).

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges or levies that are not at the time delinquent or are being contested in compliance with Section 5.1(i);

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in compliance with Section 5.1(i);

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) irregularities in title, boundaries, or other survey defects, easements, leases, restrictions, servitudes, permits, zoning restrictions, rights-of-way, conditions, covenants, and rights of others in any property of the Issuer and its Subsidiaries for streets, roads, bridges, pipes, pipelines, railroads, electric transmission and distribution lines, telegraph and telephone lines, flood control, water rights, rights of others with respect to navigable waters, sewage and drainage rights existing as of the Closing Date or granted by the Issuer or its Subsidiaries in the ordinary course of business and other similar charges or encumbrances which do not secure the payment of money and otherwise do not materially interfere with the occupation, use and enjoyment by the Issuer or its Subsidiaries of any of the Property in the normal course of business or materially impair the value thereof;

(f) licenses granted in the ordinary course of business and leases of Property of the Issuer and its Subsidiaries that is not material to the business and operations of the Issuer and its Subsidiaries;

(g) security interests arising by operation of law solely under Article 2 of the UCC to the extent and so long as the “debtor” with respect to such security interests does not have or does not lawfully obtain possession of the goods subject thereto;

(h) any Lien or privilege vested in any lessor, licensor or permittor for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits; and

(i) any obligations or duties affecting any of the Property to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Funded Indebtedness.

“Permitted Fixed Rate Overhead” means overhead charges based on a fixed amount per month per well incurred at the field or lease level pursuant to existing joint operating agreements in the nature of overhead charges made pursuant to Section III of the COPAS Accounting Exhibit to AAPL JOA Form No. 610, excluding however any such overhead charges payable to Aurora or any Affiliate thereof.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A2 from S&P or P2 from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, or any domestic office of a foreign commercial bank which has a combined capital and surplus and undivided profits in an amount equivalent to not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) shares of money market or similar funds not less than 95% of the assets of which are comprised of investments of the type specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 30 days.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment” has the meaning ascribed to such term in Section 3.6 hereof.

“Prepayment Notice” has the meaning ascribed to such term in Section 3.6 hereof.

“Prohibited Lien” means any Lien not expressly allowed under Section 5.2(g).

“Project Area” means the counties of Alcona, Alpena, Charlevoix, Cheboygan, Montmorency and Otsego in the State of Michigan.

“Project”means all drilling, completion and reserve acquisition activities in or relating to the Project Area.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed.

“Pro Rata Portion” shall be determined, as of any period, by dividing (i) the aggregate principal amount of the outstanding Notes held by a Holder by (ii) the aggregate original principal amount of the outstanding Notes held by all Holders. The initial Pro Rata Portions of the Holders as of the Closing Date are set forth on Exhibit B-2 hereto.

“Proved Developed Non-Producing Reserves” (or “PDNP Reserves”) are Proved Reserves that include Shut-in and Behind-pipe Reserves. “Shut-in Reserves” are those expected to be recovered from completion intervals open at the time of the estimate, but which had not started producing, or were shut in for market conditions or pipeline connections, or were not capable of production for mechanical reasons (including the requirement for installation or restaging of compression), and the time when sales will start is uncertain. “Behind-pipe Reserves” are those expected to be recovered from zones behind casing in existing wells, which will require additional completion work or a future completion prior to the start of production.

“Proved Developed Producing Reserves” ( or “PDP Reserves”) means Proved Reserves that are expected to be recovered from completion intervals open and producing at the time of the estimate.

“Proved Reserves” means those Reserves which are “proved oil and gas reserves” within the meaning of Rule 4-10 of Regulation S-X, 17 C.F.R. § 210.4-10 of the Commission where the commercial producibility of the reservoir is supported by actual production or formation tests based on the estimated volume of reserves and not just the productivity of the well or reservoir. In certain instances, Proved Reserves may be assigned on the basis of electrical and other well logs or core analysis that indicates the subject reservoir is Hydrocarbon bearing and is analogous to reservoirs in the same area which are producing, or have demonstrated the ability to produce on a formation test. The area of a reservoir considered proved includes (a) the area delineated by drilling and defined by fluid contacts, if any, and (b) the undrilled areas that can be reasonably judged as commercially productive on the basis of available geologic and engineering data. In the absence of data on fluid contacts, the lowest known structural occurrence of Hydrocarbons controls the proved limit unless otherwise indicated by definitive engineering or performance data. In addition, Proved Reserves must have facilities to process and transport those reserves to market which are operational at the time of the estimate, or there is a commitment or reasonable expectation to install such facilities in the future.

“Proved Undeveloped Reserves” means Proved Reserves that are assigned to undrilled locations which satisfy the following conditions: (i) the locations are direct offsets to wells which have indicated commercial production in the objective formation, (ii) it is reasonably certain that the locations are within the known proved productive limits of the objective formation, (iii) the locations conform to existing well spacing regulations, if any, and (iv) it is reasonably certain that the locations will be developed. Reserves for other undrilled locations are classified as Proved Undeveloped Reserves only in those cases where interpretations of data from wells indicate that the objective formation is laterally continuous and contains commercially recoverable hydro-carbons at locations beyond direct offsets.

“Purchaser(s)” has the meaning ascribed to such term in the preamble hereto.

“Purchaser’s Initial Commitment Amount” means, with respect to each Purchaser, the amount set forth in column titled “Commitment Amount” opposite such Purchaser’s name in Exhibit B-1 hereto.

“Purchaser’s Subsequent Commitment Amount” means, with respect to each Purchaser, the amount set forth in column titled “Commitment Amount” opposite such Purchaser’s name in Exhibit B-2 hereto.

“Quarterly Payment Date” means the penultimate Business Day of each March, June, September and December, commencing on September 29, 2004.

“Qualified Property” means an oil and gas property which at the particular time in question: (i) is owned by Issuer or, if specifically approved in writing by Administrative Agent, by Aurora; (ii) is subject to a recorded ORRI Conveyance and a recorded Mortgage; (iii) is not subject to any Prohibited Liens; (iv) if a Michigan State lease, is the subject of an approval of the assignment to Issuer of such lease, and all related state permissions relating thereto and (v) is the subject of favorable title opinions to Collateral Agent from legal counsel acceptable to Collateral Agent, (A) based upon abstract or record examinations to dates acceptable to Collateral Agent, (B) stating that Issuer has good and marketable title to such property and that it is subject to no Prohibited Liens, and (C) covering such other matters as Administrative Agent may reasonably request.

“Register” has the meaning ascribed to such term in Section 10.7(a) hereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. § 9601.

“Requisite Holders” means the Holders who hold at least fifty-one percent (51%) of the aggregate principal amount outstanding under the Notes at any time (excluding any Notes held by the Issuer or any Affiliates).

“Reserves” means estimated volumes of crude oil, condensate, natural gas, natural gas liquids, and associated substances anticipated to be commercially recoverable from known accumulations from a given date forward, under then existing economic conditions, by established operating practices, and under current government regulations. Reserve estimates are based on interpretation of geologic or engineering data available at the time of the estimate. Reserves do not include volumes of crude oil, condensate, natural gas (including storage gas), or natural gas liquids being held in inventory. If required for financial reporting, reserve estimates or other purposes, Reserves may be reduced for on-site or processing losses.

“Responsible Officer” means the president, chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Issuer.

“Restricted Payments” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares or interests of any class of Capital Stock or Equity of the Issuer or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or interests of Capital Stock or Equity of the Issuer or any option, warrant or other right to acquire any such shares or interests of Capital Stock or Equity of the Issuer, and (c) any payments of any compensation, management fee, consulting fee or similar amount to an Affiliate of the Issuer or any Subsidiary.

“Restricted Notes” has the meaning set forth under Rule 144 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, or a successor entity performing rating services.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Security Agreement, dated as of August 12, 2004, by Issuer in favor of Collateral Agent.

“Solvent” as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, “Person” shall mean, where so required by the context in which the term “Solvent” appears, such Person and its Affiliates taken as a whole.

“Stated Maturity” means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsequent Advance” has the meaning ascribed to such term in Section 2.1(c).

“Subsequent Advance Notes” has the meaning ascribed to such term in Section 2.1(c).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Issuer.

“Subsidiary Guarantee” means an unconditional and irrevocable guarantee of payment, and not of collectibility, of the Note Obligations, executed by a Subsidiary pursuant to Section 7.2, in form and substance satisfactory to Holders.

“Supplements to ORRI Conveyance” has the meaning ascribed to such term in Section 5.1(m).

“Tamco Origination Fee” has the meaning ascribed to such term in Section 6.2(a) hereof.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“TCW Governing Documents” has the meaning ascribed to such term in Section 7.4(d)(iii).

“Total Modified NPV10” means the sum of the Modified NPV10’s for all Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves as determined by Administrative Agent from the Engineering Report most recently prepared as of such time.

“Trustco” means Trust Company of the West, a California trust company.

“UCC” means the Uniform Commercial Code as adopted in the States of New York and Michigan, as from time to time amended.

“Unassigned Interests” means collectively, (a) the working and other interests in oil, gas and mineral leases issued by the State of Michigan held by Aurora or any Affiliate thereof on Lands in the Project Area with respect to which the necessary consent to the assignment thereof to Issuer has not been obtained and (b) working and other interests in oil, gas and mineral leases and fee mineral interests on Lands in the Project Area which are acquired by Aurora pending assignment to Issuer and Samson Resources.

“Unused Availability” has the meaning ascribed to such term in Section 2.4.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Working Capital” means Issuer’s Consolidated current assets minus Issuer’s Consolidated current liabilities. For purposes of this definition:

(i) current assets will be calculated without including inventory and any accounts receivable or other Debts owed to Issuer or its Subsidiaries by their Related Parties;

(ii) accounts receivable more than 90 days delinquent will be deleted; and

(iii) so long as no Event of Default or Default has occurred, current liabilities will be calculated without including any payments of current maturities of principal on the Notes.

Section 1.2   Accounting Terms and Determinations. Except as otherwise expressly provided for in this Agreement, all accounting terms used in this Agreement shall be interpreted, all determinations with respect to accounting matters hereunder shall be made and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders under this Agreement shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Purchasers under this Agreement. Issuer will not change the last day of its fiscal year from December 31 of each year.

Section 1.3   Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and conversely; words importing one gender include the others; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the word “or” shall not be exclusive (i.e., shall be deemed to include “and/or”); the words “including,”“includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to such parts of this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of any Governmental Authority, Persons succeeding to their respective functions and capacities.

SECTION 2
PURCHASE AND SALE OF SECURITIES

Section 2.1  Note Purchase
.

(a)     At the Initial Closing, Issuer issued to certain Purchasers, and each of such Purchasers purchased from Issuer, a Note or Notes in an aggregate principal amount equal to the such Purchaser’s Initial Commitment Amount on the Initial Advance Date at which time such Purchasers made an initial advance on the Notes in the amount of $5,000,000, with an additional $5,000,000 advanced no later than ten (10) Business Days after the Initial Closing (collectively, the “Initial Advance”).

(b)     Such Purchasers have made additional advances to Issuer on the Notes (the “Additional Advances”) from time to time during the Commitment Period in a total aggregate amount, including the Initial Advance, of $30,000,000;

(c)         Subject to the terms and conditions hereof, including Sections 6.1 and 6.2, at the closing of the transactions described herein (the “Amendment Closing”), the Issuer shall issue to the Purchasers, and each of the Purchasers shall purchase from Issuer, a Note or Notes in an aggregate principal amount equal to the such Purchaser’s Subsequent Commitment Amount (collectively, the “Subsequent Advance Notes”) and Purchasers agree to make additional advances to the Issuer (so long as all conditions precedent required hereby shall have been satisfied) on the Subsequent Advance Notes (the “Subsequent Advances”) from time to time during the Commitment Period in an aggregate principal amount equal to the such Purchaser’s Subsequent Commitment Amount; provided, the aggregate amount of all Advances shall not exceed the Aggregate Commitment Amount.

Section 2.2   The Notes. Issuer’s obligation to repay to the Holders the aggregate amount of Advances made thereto in accordance with Section 3.3 and 3.4, together with interest accruing in connection therewith, shall be evidenced by senior secured amortizing promissory notes (the “Notes”) made by Issuer in the form of Exhibit A with appropriate insertions, each payable to the order of the Note Holders in the stated principal amounts of the Notes set forth on Exhibit B-2 hereof as the same may be updated as amended from time to time. Interest on the Notes shall accrue and be due and payable as provided herein and therein. Amounts borrowed and repaid on the Notes may not be re-borrowed hereunder.

Section 2.3   Request for Advances. Issuer must give the Purchasers at least ten (10) Business Days’ prior written notice of any requested Subsequent Advance, unless otherwise waived by Administrative Agent. Each such written notice must be made in the form and substance of the “Request for Subsequent Advance” attached as Exhibit G (duly completed).

(a)     All Advances shall be made before the Commitment Expiry Date and shall each be in a minimum amount (with respect to all, as opposed to any, Purchasers) of $2,000,000 and integral multiples of $500,000 in excess of that amount.

(b)     If all conditions precedent to such Advance have been met as provided in Sections 6.1, 6.2 and 6.3, as appropriate, the Purchasers will, on the funding date specified in Issuer’s Request for Subsequent Advance or on the date such conditions precedent have been met, make the proceeds of such Advance available to Issuer in immediately available funds.

Section 2.4   Commitment Fee. Issuer agrees to pay a commitment fee (the “Commitment Fee”) on Unused Availability (as defined below) from time to time. As used herein “Unused Availability”means the difference between (a) the amount of Availability applicable from time to time minus (b) the aggregate amount of all Advances theretofore made. The Commitment Fee will be payable to Administrative Agent quarterly in arrears on each Quarterly Payment Date and will be calculated at 0.5% per annum on the basis of a 360-day year and the actual number of days elapsed and the amount of the Unused Availability as of 5:00 p.m. local Los Angeles time on each day.

Section 2.5   Use of Proceeds. The proceeds from the issuance of the Notes will be used by the Issuer solely (a) to pay Approved Capital Expenditures as described in the Development Plan attached hereto as Schedule 2.5 and (b) to pay the Tamco Origination Fee and all expenses of the Purchasers, the Administrative Agent and the Collateral Agent, including, without limitation, the fees and expenses of their counsel, consultants and other advisors.

Section 2.6   Collateral Account
.
(a)      Establishment of Collateral Accounts; Rules.

(i)      Issuer shall establish and maintain at its expense a collateral account (the “Collateral Account”) pursuant to the Deposit Account Control Agreement.

(ii)      Issuer shall deposit or cause to be deposited into the Collateral Account all Gross Cash Revenues from and after the Initial Advance through the Maturity Date from the Project.

(iii)      On the last Business Day of each month, all amounts in the Collateral Account shall be applied in the following order or priority:

(A)      Direct Taxes and the Overriding Royalty Interest;

(B)      Approved LOE;

(C)      Fees and expenses under the Note Documents;

(D)      Accrued and unpaid interest on the Notes and accrued unpaid Commitment Fee;

(E)      Approved Capital Expenditures;

(F)      Payments of principal on the Notes; and

(G)      Permitted Distributions.

(iv)      Collateral Agent may instruct the administrator of the Collateral Account to transfer or disburse amounts from it to Administrative Agent only to the extent such amounts are due and payable under the Notes, this Agreement or any other Note Document.

(v)      After the occurrence of an Event of Default under any Note Document or Issuer’s failure to comply with the terms of this Section 2.6, Collateral Agent may, at its option, apply all sums in the Collateral Account to the reduction of outstanding principal, interest and other sums owed by Issuer on, the Notes or other Note Documents.

(vi)      Upon the satisfaction in full of all amounts owed by Issuer under the Note Documents, Collateral Agent shall have all amounts remaining in the Collateral Account disbursed to Issuer.

(b)      Notice. Not later than five (5) business days after a request by the Administrative Agent, Issuer shall send a notice, substantially in the form of Exhibit J, to all existing and/or new purchasers of Hydrocarbon produced from the Material, directing them to forward all amounts payable to Issuer directly to the Collateral Account at the mailing address of the depositary bank for deposit into the Collateral Account. The failure of such Hydrocarbon purchasers to comply with any such notice shall not constitute a Default hereunder by any Related Party, provided that (i) such Hydrocarbon purchasers’ failure to comply with such notice is not done at the request of Issuer and (ii) Issuer shall forward all amounts received from such Hydrocarbon purchasers to the Collateral Account within one (1) Business Day of Issuer’s or Issuer’s Affiliate’s receipt thereof.

(c)      Acknowledgments. Issuer hereby acknowledges that:

(i)      It has granted and assigned to Collateral Agent a first priority, perfected security interest in the Collateral Account, all funds therein and all proceeds thereof pursuant to the Deposit Account Control Agreement; and

(ii)      Issuer shall not be permitted to withdraw, transfer or disburse any funds from the Collateral Account except in accordance with the terms hereof, the Deposit Account Control Agreement and each other Note Document.

(d)      Attorney-in-fact. Issuer hereby appoints Collateral Agent its attorney-in-fact, with full power of substitution, to execute and file on behalf of Issuer, any financing statement, continuation statement or instrument of further assurance to more effectively perfect, continue or confirm (i) the provisions of this Section 2.6 and of any agreement entered into by Issuer, Collateral Agent and the depositary bank administering the Collateral Account and (ii) the security interest granted in the Collateral Accounts. This power, being coupled with an interest, shall be irrevocable until all amounts due in connection with the Notes have been paid in full.

Section 2.7   Overriding Royalty Interest.

As additional consideration for the Notes, Issuer and Aurora shall, pursuant to an ORRI Conveyance executed, delivered and recorded concurrently with the later of the Closing or Issuer’s or Aurora’s acquisition of title, assign to ORRI Assignee an overriding royalty interest (the “Overriding Royalty Interest”) in the Lands covered or included in the Initial Engineering Report or any subsequent Engineering Report and all other properties in the Project Area drilled or otherwise developed by Issuer or Aurora on or before the later of the Maturity Date or the repayment in full of the Notes and the Note Obligations (excluding those Note Obligations arising under the Overriding Royalty Interest). The Overriding Royalty Interest will have a royalty share of four percent (4%) proportionally reduced to Issuer’s or Aurora’s (i) working interest if the burdened interest of Issuer or Aurora shall be a working interest or (ii) overriding royalty or fee interest if the burdened interest of Issuer or Aurora is an overriding royalty or fee interest (as such burdened interest may be adjusted upwards but not downwards by reason of any “back-in,” reversionary, “after-payout” or similar interest or event). The Overriding Royalty Interest shall be senior and superior to the Liens of the Collateral Documents and any other Liens other than Permitted Liens (except as otherwise expressly provided herein).

SECTION 3
TERMS OF THE NOTES

Section 3.1   Rate of Interest; Payment of Interest.

(a)     During the period from the Initial Closing Date to and including the date of their repayment in full, the Notes shall bear and accrue interest on the unpaid principal amount from time to time outstanding at the rate of eleven and one half percent (11 ½%) per annum (the “Coupon Rate”) compounded quarterly on each Quarterly Payment Date to the extent not paid. Interest on the Notes shall be payable in arrears on each Quarterly Payment Date.

(b)     Without limiting the remedies available to the Holders under this Agreement, the other Note Documents or otherwise, to the maximum extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under this Agreement, the Administrative Agent or the Requisite Holders may, at their option (except in the case of an Event of Default arising by reason of the commencement of a bankruptcy petition by or against Issuer pursuant to Section 9(a)(vii) or (viii) of this Agreement in which event such imposition shall be automatic), declare the entire outstanding principal amount of the Notes shall accrue interest at the rate of two percent (2%) per annum in addition to the Note Interest rate in effect from time to time (“Default Interest”) until the date of actual payment (after as well as before judgment. In addition and without limiting the foregoing or other remedies available) to Holders, Administrative Agent or Collateral Agent under this Agreement the other Note Documents or otherwise, to the maximum extent permitted by applicable law, without need for any action by Administrative Agent or Requisite Holders, if Issuer fails to make:

(i)     any payment in respect of the principal or interest due on the Notes on any Payment Date; or

(ii)     any other payment provided for in this Agreement or in any other Note Document, on or before its due date as specified in this Agreement or the other Note Documents (whether at Stated Maturity or otherwise) or, if not so specified, as notified by the Holder to the Issuer, the Issuer shall pay Default Interest in respect of the amount of such payment due and unpaid from the date any such payment became due until the date of actual payment (as well after as before judgment). Default Interest shall be payable on demand, or if not demanded, on each Quarterly Payment Date after such failure.

Section 3.2   Computation of Interest. Interest shall be computed on the Notes on the basis of a 360-day year and the actual number of days elapsed. Interest on the Notes shall be computed as the sum of the daily interest for the period prior to each Payment Date, taking into account the outstanding principal balance of the Notes on each day of the period (where such balance on any given day shall reflect any payment of principal credited on such date pursuant to Section 3.4 and 3.6 hereof).

Section 3.3   Payment of Principal. The outstanding principal balance of the Notes shall be due and payable in full on the Maturity Date to the extent not prepaid pursuant to Section 3.4, 3.5 or 8.1(b) prior thereto.

Section 3.4   Required Prepayments of the Notes.

(a)     On each Quarterly Payment Date beginning with September 28, 2006 and on each Quarterly Payment Date thereafter, to and including the Quarterly Payment Date immediately preceding the Maturity Date, the Issuer shall make a principal payment in respect of the Notes in an aggregate amount equal to (x) the Dedication Rate multiplied by (y) the Adjusted Net Cash Flow of the ANCF Quarter applicable thereto, in immediately available funds for the account of Holders. If any principal or interest amount payable under the Notes remains outstanding at the Maturity Date, such amount must be paid in full by the Issuer to the Holders in immediately available funds on such Maturity Date.

(b)     If the Requisite Holders shall, in their sole discretion approve the sale of any Collateral, Issuer shall make a principal payment in respect of the Notes in an aggregate amount equal to the sales proceeds received by Issuer net only of reasonable out-of-pocket costs of such sale paid to non-Affiliates of Issuer.

Section 3.5   Optional Prepayments of the Notes.

(a)     Except as required under Section 3.4 or as permitted under Section 3.5(b), the Issuer may not prepay (a) any principal on the Notes prior to August 15, 2006 and (b) principal on the Notes in excess of $30,000,000 prior to the second anniversary of the Amendment Closing Date. Thereafter, the Issuer may prepay the Notes, at its option, in accordance with the procedures set forth in Section 3.6, in whole or in part so long as such prepayment is accompanied by the payment of, and there shall be due and payable upon any prepayment in full of principal during such period whether by optional prepayment or mandatory prepayment pursuant to Section 3.4(b), a prepayment premium (the “Prepayment Premium”) equal to the product of the applicable “Prepayment Premium Percentage” set forth below opposite the time period in which the date of prepayment occurs multiplied by the principal amount prepaid:

Date of Prepayment of First $30 million of Principal	Prepayment Premium Percentage
Prior to August 15, 2007	5%
August 15, 2007 to August 14, 2008	2.5%
On and after August 15, 2008	0%

Date of Prepayment of any Principal in excess of $30 million	Prepayment Premium Percentage
Prior to December 9, 2008	5%
December 9, 2008 to December 9, 2009	2.5%
On and after December 10, 2009	0%

Notwithstanding the foregoing and for the avoidance of doubt, any scheduled principal payment under Section 3.4(a) hereof or principal prepayment made with Collateral insurance proceeds pursuant to any mandatory prepayment provision of any Collateral Document (but excluding any mandatory prepayment under Section 3.4(b) or after the occurrence of an Event of Default) shall be at par without payment of a Prepayment Premium.

(b)     In addition to the prepayments required under Section 3.4 or permitted under Section 3.5(a) above, the Issuer may prepay the Notes in part in accordance with the procedures set forth in Section 3.6 in order to and to the extent necessary to cure a Coverage Deficiency without payment of a Prepayment Premium.

Section 3.6   Prepayment.

(a)     The Issuer shall have the right, subject to Section 3.5, but not the obligation, to prepay all or any portion of the Notes pursuant to Section 3.5 (the “Prepayment”), provided that:

(i)     the Issuer shall deliver to the Holders a prepayment notice in writing (the “Prepayment Notice”) substantially in the form of Exhibit H to this Agreement not less than thirty (30) Business Days prior to the date of the proposed Prepayment, setting forth the date and amount of such proposed Prepayment;

(ii)     the Prepayment shall be effective as of the subsequent Quarterly Payment Date;

(iii)     any Prepayment Notice delivered shall be irrevocable;

(iv)     the Issuer shall, at the time of such Prepayment, pay all accrued and unpaid interest with respect to the portion of the Notes being prepaid;

(v)     the Issuer shall deliver to the Holders, prior to the date of Prepayment, evidence satisfactory to the Holders that all approvals necessary in respect of the Prepayment have been obtained from all Governmental Authorities and all other Persons;

(vi)     such Prepayment shall be in an amount not less than Five Million Dollars ($5,000,000) in the aggregate with respect to all Notes, except if the principal amount outstanding under the Notes is less than $5,000,000, in which case the Prepayment shall be equal to such remaining principal amount; and

(vii)     in the case of a Prepayment of less than the entire principal amount of the Notes then outstanding, the amount of any Prepayment shall be made ratably as to all outstanding Notes based on the Pro Rata Portion of the aggregate amount of such Prepayment and shall be applied to scheduled principal payments due on the Notes under Section 3.4(a) in reverse order of maturity.

(b)     Any principal prepaid pursuant to Section 3.5 hereof shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Note Documents at the time of such prepayment. Any prepayments pursuant to Section 3.5 hereof shall be applied first, to any prepayment premium payable under Section 3.5 hereof, second, to accrued but unpaid interest on the Notes and third, to outstanding principal on the Notes until paid in full.

Section 3.7   General Payment Provision.

(a)     Except as may be agreed by Holders, Issuer shall make each payment which Issuer owes under this Agreement and any of the other Note Documents not later than 10:00 a.m., New York, New York time, on the date such payment becomes due and payable, without set-off, deduction or counterclaim, in lawful money of the United States of America, in immediately available funds sent by wire transfer to the bank accounts specified with respect to each Holder on Exhibit D attached hereto (or to such other bank and accounts and pursuant to such other directions as the Holders may from time to time specify). Any payment received by the Holders after such time shall be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be the succeeding Business Day. Each payment under a Note Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Notes. When the Holders collect or receive money on account of the Note Obligations which is insufficient to pay all Note Obligations then due and payable, the Holders shall apply such money pursuant to Subsection 3.7(b) below.

(b)     Payments or prepayments of principal on the Notes shall be applied ratably to such Notes based on their respective Pro Rata Portions. Payments of interest or premium on the Notes shall be applied ratably to such Notes based on the respective amounts then owed on the respective Notes. Except for prepayments pursuant to Section 3.4 or Section 3.5 (which shall be applied as provided in Section 3.6(b)), any amount received by any Holder, whether as an interest payment or principal payment from or on behalf of Issuer, shall be applied as follows in descending order of priority:

(i)     to all costs and expenses (including reasonable attorneys’ fees) payable pursuant to Section 10.15 hereof or in enforcing any Note Obligations of, or in collecting any payments from, any obligor hereunder or under the other Note Documents;

(ii)     to Note Obligations (other than principal or interest) then due and owing to Holders under any of the Note Documents;

(iii)     to interest which has accrued on any amounts hereunder, including, without limitation, on the Notes pursuant to Section 3.1;

(iv)     to payment of principal on the Notes until paid in full; and

(v)     if all Note Obligations under the Note Documents have been paid in full, to the Issuer.

Section 3.8   Ranking. The Notes are senior secured obligations of the Issuer. The Notes shall be senior in all respects to any other Indebtedness of Issuer, other than Indebtedness permitted under Section 5.2(f) (which may rank pari passu to the Notes in right of payment, but shall be structurally subordinated to the Notes).

Section 3.9   Taxes, Duties and Fees
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(a)     Except where Issuer is contesting in good faith and has established adequate reserves, Issuer shall pay or cause to be paid all present and future Taxes, duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by any Governmental Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, or by any jurisdiction through which Issuer makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement and the other Closing Documents, and all payments of principal, interest and other amounts due under this Agreement and the other Closing Documents shall be made without deduction for or on account of any such Taxes, duties, fees and other charges.

(b)     In the event Issuer is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid, the principal, interest or other amounts due under this Agreement and the other Closing Documents (as the case may be) shall be increased to such amount as shall be necessary to yield and remit to the payees the full amount such payees would have received (taking into account any such Taxes, duties, fees or other charges payable on amounts payable by the Issuer under this Section 3.9(b) had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the “Additional Amounts”).

(c)     If Section 3.9(b) above applies and any Holder so requires, Issuer shall deliver to such Holder official tax receipts evidencing payment (or certified copies of them) of such Additional Amounts within thirty (30) days of the date of payment.

(d)     Issuer shall pay all Taxes (including, without limitation, stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of this Agreement (including translation costs) and the other Closing Documents and shall, upon notice from any Holder, reimburse such Holder for any such Taxes, duties, fees or other charges paid by the Holder thereon.

SECTION 4
REPRESENTATIONS AND WARRANTIES

Section 4.1   Representations and Warranties of the Issuer. The Issuer hereby represents, warrants and covenants to the Purchasers that, as of the date hereof and as of the Closing Date, each of the following representations and warranties set forth below in this Section 4.1 is true and correct:

(a)     Organization; Powers. Each of the Issuer, Aurora and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b)     Authorization; Enforceability. The Closing Transactions are within the Issuer’s and Aurora’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)     Consents and Approvals; No Conflicts. The Closing Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (x) such as have been obtained or made and are in full force and effect or where failure to obtain such consent or approval will not have a Material Adverse Effect and (y) filings and recordings required to perfect and assign the Liens created under the Collateral Documents and the Overriding Royalty Interest under the ORRI Conveyance, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Issuer, Aurora or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Issuer, Aurora or any of its Affiliates or its assets, or give rise to a right thereunder to require any payment to be made by the Issuer, Aurora or any of its Affiliates, and (iv) will not result in the creation or imposition of any Lien on any asset of the Issuer, Aurora or any of its Subsidiaries except as contemplated as part of the Closing Transactions.

(d)     Financial Condition; No Material Adverse Change.

(i)     Each of Aurora and the Issuer has heretofore furnished to the Purchasers the financial statements (including profit and loss statements and statistical data) of Aurora for the years ended December 31, 2001, December 31, 2002 and December, 2003 and tax returns for the calendar years 1998, 1999, 2000, 2001, 2002 and 2003 and the balance sheet of Issuer as of June 30, 2004, attached hereto as Schedule 4.1(d)(i). Such financial and other information is accurate in all material respects as of the dates and for such periods set forth therein and presents fairly, in all material respects, the financial condition and results of operations of the Persons reflected therein on a consolidated basis as of such dates and for such periods.

(ii)     Since the formation of Aurora or the Issuer, as applicable (a) there has been no material adverse change in the business, property, operations, prospects or financial condition of Aurora, the Issuer, or the Issuer and its Subsidiaries, taken as a whole, as applicable and (b) no Restricted Payment or investment (other than a Permitted Investment) has been, directly or indirectly, declared, ordered, paid or made. Each of the Issuer, Aurora and its Subsidiaries is Solvent.

(iii)     Each of the Issuer and Aurora has heretofore furnished to the Purchasers the projections referred to on Schedule 4.1(d)(iii) hereto, which projections were prepared in good faith, are based upon assumptions that the Issuer and Aurora believe are reasonable and, to the best of the Issuer’s and Aurora’s knowledge, take into account all material information regarding the matters set forth therein, but excluding items which affect the economy generally.

(iv)     Except as set forth in the financial and other information referenced in this Section 4.1(d), none of the Issuer, Aurora or any Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Issuer, Aurora or any of its Subsidiaries or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(e)     Properties.

(i)  Title; Collateral Documents; Interests Issuer Collateral. Subject to this paragraph, Issuer (or, with respect to Collateral owned by Aurora, Aurora) owns and has good, legal and marketable title (with respect to personality) and good, legal and indefeasible title (with respect to real property) to the Collateral purported to be so owned and covered by the Collateral Documents to which it is a party free and clear of all Liens other than Permitted Encumbrances. Issuer’s (or, as applicable, Aurora’s) ownership of the interest in Qualified Properties has not been forfeited and there is no basis for a claim of forfeiture under any documents relating thereto. Issuer (or, as applicable, Aurora) is entitled to receive (net of all Permitted Encumbrances) the share of the oil, gas and other minerals produced from or allocated to the wells, leases and lands listed or described in Schedule 4.1(e) hereto or in any Security Document (the “Collateral Properties”) specified as fractional, percentage or decimal interests in such Schedule 4.1(e) hereto or Security Document under the heading “NRI”. Such shares of production which Issuer (or, as applicable, Aurora) is entitled to receive (and Issuer’s (or, as applicable, Aurora’s) share of expenses relating to the Collateral Properties with respect to each lease and lands affected thereby and also specified in Schedule 4.1(e) or Security Document under the heading “WI”) are not subject to change except, and only to the extent that, such changes are reflected in Schedule 4.1(e); and such shares of production and the oil and gas interests to which some of them relate are (and, unless and until released by Collateral Agent, shall remain) encumbered by the Collateral Documents. There is no financing statement, mortgage or similar document covering any Collateral on file in any public office naming any party other than Collateral Agent as mortgagee or secured party other than financing statements, mortgage or similar documents which have heretofore expired or been terminated.

(ii)  Status of Leases, etc. The leases and other contracts and agreements, permits and approvals forming a part of the Collateral Properties, which are material to the operation or value of any Properties, when taken as a whole, are in full force and effect. All rents, royalties and other payments due and payable under such leases and other contracts and agreements, forming a part of the Collateral Properties, or under the Permitted Encumbrances, have been properly and timely paid in accordance with prudent industry practices, but in no event later than ninety (90) days past due. Issuer is not in default with respect to its obligations under such leases and other contracts or agreements, or under Permitted Encumbrances, or otherwise attendant to the ownership or operation of the Collateral Properties, where such default could have a Material Adverse Effect.

(iii)  Production Sales, etc. Except as set forth in the Disclosure Matters, neither Issuer (or, as applicable, Aurora) or Issuer’s (or, as applicable, Aurora’s) predecessors-in-title, including without limitation Aurora, have received prepayments (including, but not limited to, payments for gas not taken pursuant to “take or pay” arrangements) for any oil or gas to be produced from the Collateral Properties after the Closing, no Collateral Property is subject to any contractual or other arrangement whereby payment for production from such Collateral Property is to be deferred for a substantial period after the end of the calendar month in which such production is delivered in the case of oil, not in excess of thirty (30) days, and in the case of gas, not in excess of sixty (60) days. Except for Disclosed Matters, no Collateral Property is subject to any contractual or other arrangement for the sale of hydrocarbons which cannot be canceled on ninety (90) days’ or less notice. No Collateral Property is subject at the present time to any regulation refund obligation, and to the best of Issuer’s and Aurora’s knowledge and belief, no situation exists where the same might be imposed. Except for Disclosed Matters, no Collateral Property is subject to a gas balancing arrangement under which an imbalance exists, with respect to which imbalance Issuer (or, as applicable, Aurora) is in an overproducing or overproduced status and is required to (i) permit one or more third parties to take a portion of the production attributable to such Collateral without payment (or without full payment) therefor and/or (ii) make payment in cash, in order to correct such imbalance.

(iv)  Operation of Collateral Properties. The Collateral Properties have been and are being operated in a good and workmanlike manner in compliance with applicable joint operating agreements, laws, rules and regulations. Neither Issuer nor Aurora is aware of any fact or condition that would cause a material risk that (1) the Collateral Properties will not continue to produce Hydrocarbons as projected in the Initial Engineering Report, (2) either the Hydrocarbons produced from the Collateral Properties will not be sold or Issuer’s share of sales proceeds will not be remitted at its direction, in each case as consistent with prior practice, and (3) once funded as contemplated hereby, the Approved Development Plan will not be conducted as contemplated therein.

(f)     Litigation; Commercial Tort Claims; Environmental Matters.

(i)     After giving effect to the Closing Transactions, and except for the Disclosed Matters set forth on Schedule 4.1(f)(i), there are no judgments, decrees or orders in effect and binding on the Issuer, Aurora, any of its Subsidiaries or any of their respective assets and no actions, suits, or proceedings (or facts that would reasonably be expected to give rise to an action, suit, or proceeding) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer or Aurora, threatened against the Issuer, Aurora or any of its Subsidiaries or any of their respective assets.

(ii)     After giving effect to the Closing Transactions, and except for the Disclosed Matters set forth on Schedule 4.1(f)(i), as of the Closing Date, the Issuer does not hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

(iii)     After giving effect to the Closing Transactions, and except for the Disclosed Matters, neither the Issuer, Aurora nor any of its Subsidiaries (w) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (x) has become subject to any Environmental Liability, (y) has received written notice of any claim with respect to any Environmental Liability or (z) has a reasonable basis to know of any basis for any Environmental Liability, except to the extent any such event, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(g)     Compliance with Laws and Agreements. Each of the Issuer and its Subsidiaries is in compliance with all Governmental Requirements applicable to it or its property, including, without limitation, all FERC regulations, and all indentures, agreements and other instruments binding upon it or its property, except to the extent any noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. None of the Issuer, Aurora or any of its Subsidiaries or any holder of more than ten percent (10%) of the Capital Stock of Aurora, is a Person described by section 1 of Executive Order 13224 of September 24, 2001 entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, 66 Fed. Reg. 49,079 (2001), and none of the Issuer, Aurora or any of its Subsidiaries or any holder of more than ten percent (10%) of the Capital Stock of Aurora engages in any transactions or dealings, or is otherwise associated with any such Persons. Neither the Issuer, Aurora nor any of its Subsidiaries is in violation of the USA Patriot Act, as amended. Neither the Issuer, Aurora nor any of its Subsidiaries is bound by any agreement, document, instrument, judgment, decree, order, statute, law, rule or regulation that limits or could reasonably be expected to limit its performance under any Closing Document.

(h)     Investment and Holding Company Status. Neither the Issuer, Aurora nor any of its Subsidiaries is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(i)     Taxes. Aurora and each Subsidiary thereof has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Aurora, and such Subsidiary or Subsidiaries of Aurora, as applicable, has set aside on its books adequate reserves. None of the Issuer, any Subsidiaries of the Issuer or Aurora has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations or period in respect of any tax liabilities. The charges, accruals and reserves in the financial statements referred to in Section 5.1(c) in respect of taxes for all fiscal periods are adequate, and there are no known material unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

(j)     ERISA. Neither the Issuer, Aurora nor or any ERISA Affiliate has at any time within six years prior to the Closing Date sponsored, maintained or contributed to (and has not been required to do the same) any Plan or any Multiemployer Plan, and no act, omission or transaction has occurred which could result in an imposition on the Issuer, Aurora or any ERISA Affiliate (whether directly or indirectly) of (A) liability under Section 502 of ERISA or a tax or penalty imposed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (B) breach of fiduciary duty liability damages under Section 409 of ERISA which could reasonably be expected to have a Material Adverse Effect.

(k)     Disclosure. The Issuer and/or Aurora has disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. The Closing Documents and the other reports, financial statements, certificates or other information furnished by or on behalf of the Issuer to any Purchaser in connection with the negotiation of the Closing Documents or delivered hereunder (as modified or supplemented by other information so furnished), do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Issuer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(l)     Capital Structure. Schedule 4.1(l) hereto accurately reflects, as of the Closing Date (and after giving effect to the Closing Transactions), (i) the exact legal name of the each of Issuer Aurora and each of its Subsidiaries, (ii) the jurisdiction of incorporation or organization of the Issuer, Aurora and its Subsidiaries, (iii) the jurisdiction in which each of the Issuer, Aurora and its Subsidiaries is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (iv) the organizational identification number of the Issuer, Aurora and each of its Subsidiaries (or indicates that such entity has no organizational identification number), (v) the chief executive office of the Issuer, Aurora and each of its Subsidiaries, (vi) the federal employer identification number of the Issuer, Aurora and each of its Subsidiaries, (vii) the authorized, issued and outstanding Equity interests of the Issuer, Aurora and its Subsidiaries, including the names of (and number of shares or other Equity securities held by) the record and beneficial owners of such securities, and (viii) all outstanding warrants, options (including option plans), subscription rights, convertible securities or other rights to purchase Capital Stock, partnership or limited liability company interests of the Issuer, Aurora and any of its Subsidiaries. All of the outstanding Equity securities of the Issuer, Aurora and each of its Subsidiaries are and will be, duly authorized, validly issued, fully paid and non-assessable free and clear of any preemptive or similar right. Subject to the accuracy of the representations and warranties set forth in Section 4.2, all such securities have been offered and sold in compliance with applicable securities laws. Except as set forth on Schedule 4.1(l) hereto or in the Closing Documents, there are no outstanding shareholders agreements, voting agreements or other agreements of any nature which in any way restrict or effect the transfer, pledge or voting of any of the Equity securities of the Issuer, Aurora or any of its Subsidiaries or subject any of such securities to any put, call, redemption obligation or similar right or obligation of any nature, or require the Issuer, Aurora or any of its Subsidiaries to declare or pay any dividends or distributions or register securities under applicable securities laws. Neither the Issuer, Aurora nor any of its Subsidiaries is obligated to issue or sell any of its Equity securities to any Person, except as set forth on Schedule 4.1(l) hereto or pursuant to the Closing Documents. None of the provisions of the charter or by-laws of the Issuer or any other agreement, document or instrument binding on or applicable to the Issuer contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by the board of directors or the holders of shares of stock of the Issuer than that which would apply in the absence of such provision.

(m)     Material Contracts. The agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments set forth on Schedule 4.1(m) include all material contracts and agreements (including, without limitation, any contract, lease, agreement, or commitment, written or oral, providing for receipt or payment, contingent or otherwise, of (i) $100,000 or more, or (ii) which may not be terminated without payment or penalty with notice of ninety (90) days or less) of the Issuer, Aurora and its Subsidiaries as of the Closing Date (and after giving effect to the Closing Transactions) relating to the ownership and operation of the assets of the Issuer and its Subsidiaries or any Collateral owned by Aurora (collectively, the “Material Contracts”). Except as set forth on Schedule 4.1(m), as of the Closing Date (and after giving effect to the Closing Transactions), each Material Contract is in full force and effect, except for such matters in respect of all Material Contracts that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect. The Issuer, Aurora and its Subsidiaries (or their predecessors in interest) have in all respects performed all obligations required to be performed by them as of the Closing Date under the Material Contracts, and are not in default under any obligation of any Material Contract, and as of the Closing Date, to the knowledge of the Issuer, no other party to any Material Contract is in default thereunder, except to the extent any such defaults, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, the Issuer, Aurora and its Subsidiaries have not assigned to any Person any of their rights under the Material Contracts other than assignments from Aurora to Issuer. As of the Closing Date, the Issuer, Aurora and its Subsidiaries have not waived any of their rights of material value under the Material Contracts. Schedule 4.1(m) also sets forth all transactions between the Issuer and its Subsidiaries or Affiliates within the past 12 months in excess of $500,000, or contemplated to be entered into after the date hereof.

(n)     Defaults. No Default hereunder has occurred and is continuing.

(o)     Insurance. Schedule 4.1(o) attached hereto contains an accurate and complete description, as of the Closing Date (and after giving effect to the Closing Transactions), of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by the Issuer and each Subsidiary. Such policies constitute all policies of insurance required to be maintained under Section 5.1(g) hereof. All such policies are in full force and effect, all premiums due with respect thereto have been paid, and no notice of cancellation or termination in all material respects has been received with respect to any such policy. Such policies are sufficient for compliance in all material respects with all requirements of law and of all agreements to which the Issuer or any Affiliate is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Issuer and each Affiliate; will remain in full force and effect through the respective dates set forth in Schedule 4.1(o) without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement and the Note Documents and Closing Documents.

(p)     Closing Documents. The Issuer has provided to the Purchasers a true, correct and complete copy of each Closing Document, and all other material documents, instruments and agreements entered into by and between or among the Issuer, any of its Subsidiaries, including all amendments and modifications thereto (whether characterized as an amendment, modification, waiver, consent or similar document) relating to the Closing Transactions. No material rights or obligations of any party to any of the Closing Documents have been waived and neither the Issuer, Aurora nor any of its Subsidiaries, and to the knowledge of the Issuer, no other party to any of the Closing Documents, is in default of its obligations or in breach of any representations or warranties made thereunder. Each of the Closing Documents to which Issuer, Aurora or any Affiliate thereof is a party is a valid, binding and enforceable obligation of the Issuer, Aurora and/or any such Affiliate (as applicable) in accordance with their terms and in full force and effect.

(q)     Intellectual Property. Except as set forth in Schedule 4.1(q), each of the Issuer and its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. Set forth in Schedule 4.1(q) is a complete and accurate list as of the Closing Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of the Issuer and its Subsidiaries. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Issuer or its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. To the best knowledge of the Issuer and its Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(r)     Location of Bank Accounts. Schedule 4.1(r) sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Issuer, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

(s)     Ford Disqualified Persons. Ford Disqualified Persons do not individually or in the aggregate own more than 35% of the Equity of Issuer or Aurora, or any direct or indirect owner of more than 35% of the Equity of Issuer or Aurora.

Section 4.2   Representations and Warranties of the Purchasers. Each of the Purchasers hereby, represents, warrants and covenants to Issuer as follows:

(a)     Organization of Purchasers. Each of the Purchasers has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of organization. Each of the Purchasers has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)     Authority of Purchasers. The execution and delivery by each of the Purchasers of this Agreement, and the performance of its obligations hereunder, have been duly and validly authorized by all necessary actions of such Purchaser. This Agreement and all other Closing Documents executed by each of the Purchasers have been duly and validly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser, in accordance with their terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (b) is subject to general principles of equity.

(c)     Compliance with Laws and Other Instruments. The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of the Closing Documents to which each of the Purchasers is a party will not (i) contravene, result in any breach of, or constitute a default under, any charter or bylaws or other organizational documents of such Purchaser, or material agreement or instrument to which such Purchaser is a party, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Authority applicable to such Purchaser, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Purchaser.

(d)     Acquisition for Purchaser’s Account. Each of the Purchasers is acquiring and will acquire the Notes for its own account, with no present intention of distributing or reselling such Notes or any part thereof in violation of applicable securities laws.

(e)     Notes not Registered. Each of the Purchasers acknowledges that its Notes have not been, and when issued will not be, registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Purchaser unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements of the Securities Act and any other securities laws are available for the transaction.

(f)     Accredited Investor. Each of the Purchasers represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

SECTION 5
COVENANTS OF ISSUER

Section 5.1   Affirmative Covenants to Purchasers. To conform with the terms and conditions under which the Purchasers are willing to have credit outstanding to Issuer, and to induce the Purchasers to enter into this Agreement and to purchase the Notes, the Issuer (and, where indicated, Aurora) hereby warrants, covenants and agrees as follows until such time as the Note Obligations have been paid in full and, in the case of Sections 5.1(d), (e), (f), (g), (h), (i), (j), (k), and (l) hereof, the Closing Documents have been terminated, unless the Holders otherwise approve in writing:

(a)     Board Observation Rights. Each of Fund X-NL and Fund XB-NL (or if both such entities shall no longer be Holders, the Administrative Agent on behalf of the Holders) shall be entitled to appoint one observer (an “Observer”) to the Board of Directors or board of managers (or any similar group performing an executive oversight or similar function) of the Issuer and each Subsidiary and each committee thereof (collectively, the “Board”). Each Observer shall have the right to attend and receive all materials distributed for or at all meetings (telephonic or otherwise) of the Board, except that such Observer shall not be entitled to vote on matters presented to or discussed by the Board nor participate in attorney-client privileged discussions or receive or review any documents subject to an attorney-client or attorney work product privilege. The Administrative Agent and each Observer shall be notified of all meetings and all proposed actions (including not less than two (2) Business Days prior notice of any proposed action to be taken without a meeting) by the Board as if such Administrative Agent or Observer were a member of the Board. Each Observer shall be entitled to be reimbursed by the Issuer for all reasonable and documented out-of-pocket costs and expenses it incurred in connection with its participation in meetings or other activities of the Board.

(b)     Separateness Covenants.

(i)     The Issuer will not commingle its assets with those of any other Person.

(ii)     The Issuer will conduct its business separately from any direct or ultimate parent of the Issuer.

(iii)     The Issuer will maintain separate financial statements from those of any other Person.

(iv)     The Issuer will maintain an “arm’s-length” relationship with its Affiliates.

(v)     The Issuer will not guarantee or become obligated for the debts of any other Person and will not hold out its credit as being available to satisfy the obligations of others.

(vi)     The Issuer will use separate stationery, invoices and checks and will hold itself out as a separate and distinct entity from any other Person.

(vii)     The Issuer will observe all corporate formalities.

(viii)     The Issuer will allocate fairly and reasonably overhead for shared office space, if any.

(ix)     Except as expressly permitted under this Agreement, the Issuer will not pledge its assets for the benefit of any other Person or make any loans or advances to any Person.

(x)     The Issuer will correct any known misunderstanding regarding its separate identity.

(xi)     The Issuer will maintain adequate capital in light of its contemplated business operations.

(xii)     The Issuer will maintain a sufficient number of employees in light of the contemplated business operations.

(xiii)     The Issuer will maintain books and records separately from any other Person.

(xiv)     The Issuer will maintain accounts separately from any other Person.

(xv)     The Issuer will conduct its business in its own name.

(c)     Financial Statements and Other Information. The Issuer and Aurora, as applicable, will furnish to each Holder and, if applicable, the Collateral Agent:

(i)     within 90 days after the end of each Fiscal Year, Aurora’s and the Issuer’s audited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by one of its Responsible Officers and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operations of Aurora or the Issuer and its Subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied;

(ii)     within 45 days after the end of each Fiscal Quarter, Aurora’s and the Issuer’s consolidated and consolidating balance sheet and related statements of operations as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year and the related statements of cash flows and stockholders’ equity for the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of Aurora or the Issuer and its Subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied;

(iii)     concurrently with any delivery of the financial statements under Section 5.1(c)(i) or Section 5.1(c)(ii) above, (1) in reasonable detail, management’s discussion and analysis of the results of operations and financial condition of the Issuer, Aurora and its Subsidiaries for such period and (2) a certificate of a Responsible Officer of the Issuer (w) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (x) setting forth reasonably detailed calculations demonstrating compliance with Section 5.2(f) and Section 5.2(g), (y) setting forth a calculation of the Collateral Coverage Ratio and (z) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.1(d)(i) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(iv)     concurrently with any delivery of Aurora’s or the Issuer’s financial statements under Section 5.1(c)(i) above, a certificate of the accounting firm that reported on Aurora’s or the Issuer’s financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any breach or any Default or Event of Default;

(v)     promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials, if any, filed by the Issuer or any Affiliate with the Commission or with any national securities exchange;

(vi)     as soon as available and in any event no later than the 25th day of the following month, monthly operating reports of the Issuer and Aurora which shall include a description by field and well of the gross quantities of Hydrocarbons and water produced from the Qualified Properties during such period;

(vii)     On each Quarterly Payment Date, a consolidated report in detail acceptable to Administrative Agent containing

(A)     a detailed calculation of ANCF for the preceding ANCF Quarter including a detailed aging of Issuer’s accounts receivable and payable;

(B)     regardless of whether the same are included in such calculation of ANCF, a detailed calculation of any LOE, G&A Costs, Capital Expenditures, and other direct charges or overhead costs with respect to the Qualified Properties specifying any material differences from those Approved and those actually incurred;

(C)     a summary of wells drilled, completed or worked over during the reporting period showing the total depth drilled or tested, the depth at which production casing was set, and the existing or anticipated perforated interval and upon request copies of any well logs across the pay sectors;

(D)     a discussion of any current operating problems with any wells and any proposed solutions;

(E)     any technical studies conducted during the reporting period of performance; and

(F)     a projection of Capital Expenditures for the next Calendar Quarter and if any of such Capital Expenditures are not Approved Capital Expenditures the sources of capital for the payment thereof, together with accompanying authority for expenditures if requested by Administrative Agent or Purchasers.

(viii)     during the Commitment Period, (a) a semi-annual Engineering Report, to be effective as of each January 1 and each July 1 and to be delivered to Administrative Agent prior to February 1 and August 1 and for each respective period (or, in the case of 2004, by the date hereof) and (b) thereafter, an annual Engineering Report to be effective as of January 1 of each year and to be delivered prior to February 1 of each year. Each Engineering Report shall:

(A)     be prepared by the Independent Engineer, concerning all of the oil and gas properties of Issuer (or Aurora, as applicable) including without limitation the Qualified Properties, prepared at Issuer ‘s expense;

(B)     separately report on Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves of the Qualified Properties, and separately calculate the NPV10 of each such category of Reserves;

(C)     use pricing specified in the definition of NPV10;

(D)     take into account Issuer ‘s and Aurora’s actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs;

(E)     take into account any “over-produced” status under gas balancing arrangements;

(F)     contain information and analysis comparable in scope to that contained in the Initial Engineering Report; and

(G)     otherwise be in form and substance satisfactory to Administrative Agent.

In the event that Issuer and Administrative Agent disagree over whether or not any workovers or other remedial Capital Expenditures should be included in an Engineering Report for the purposes of calculating NPV10, the engineers preparing the report shall resolve such disagreement by determining whether such expenditures are likely to be required in accordance with prudent industry practice and shall include or exclude such expenditures based upon such determination.

(ix)     After the Commitment Period, a semi-annual engineering report, which shall be generated internally by Issuer. Such interim engineering reports shall include, but not be limited to, calculations of NPV10 on the Qualified Properties, and shall use prices supplied by Administrative Agent except as modified by prices actually received by Issuer pursuant to oil and gas sales contracts between Issuer (as seller) and third parties (as buyers); and

(x)     as soon as available and in any event not later than November 30 of each Fiscal Year, commencing November 30, 2004, an annual budget of the Issuer and its Subsidiaries reviewed by the board of directors of the Issuer, setting forth in reasonable detail, the projected revenues and expenses for the Issuer and its Subsidiaries for the next succeeding Fiscal Year.

(d)     Notices of Certain Events. Promptly after the Issuer or Aurora learns of the receipt or occurrence of any of the following, the Issuer will furnish to each Holder and, if applicable, to the Collateral Agent, a certificate of the Issuer, signed by a Responsible Officer, specifying (1) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the properties or assets of the Issuer or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (2) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (3) the receipt of any notice from, or the taking of any other action by, the holder of any Indebtedness in excess of $500,000 of the Issuer or Aurora or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such Holder and the nature of the claimed default and what action the Issuer is taking or proposes to take with respect thereto; (4) any event or condition not previously disclosed to the Holders which violates any Environmental Law and which could reasonably be expected to have a Material Adverse Effect; (5) any event or condition which could reasonably be expected to have a Material Adverse Effect; (6) any notice of the institution of, or any material adverse development in, any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Issuer or any of its Subsidiaries or any material property or asset of any thereof, in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or (7) the occurrence of an ERISA Event or a “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan has occurred, which such notice shall specify the nature thereof, the Issuer’s proposed response thereto (and, if applicable, the proposed response thereto of any Subsidiary of the Issuer and of any ERISA Affiliate) and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(e)     Existence; Conduct of Business. The Issuer and Aurora will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

(f)     Payment of Obligations. The Issuer and Aurora will, and will cause each of its Subsidiaries to, pay its obligations, including the obligation to pay Taxes and Additional Amounts, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such entity has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Change.

(g)     Maintenance of Properties; Insurance. The Issuer and Aurora will, and will cause each of its Subsidiaries to, (i) keep and maintain all of its Property in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, and cause each of its Subsidiaries to maintain insurance coverage as provided in Annex A hereto and (iii) obtain and maintain in effect at all times all material franchises, governmental authorizations, intellectual property rights, licenses and permits, which are necessary for it to own its Property or conduct its business as conducted on the Closing Date. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Holders, as their interests may appear, in case of loss, under a standard non-contributory “issuer” or “secured party” clause and are to contain such other provisions as the Collateral Agent, the Purchasers or the Requisite Holders may require to fully protect the Holders’ interest in the Collateral and any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and each Holder and the policies are to be premium prepaid or paid in installments in accordance with the prior practice of the Issuer (provided, that at the request of the Collateral Agent, the Purchasers or the Requisite Holders, as the case may be, all such premiums shall be prepaid), with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent, the Purchasers or the Requisite Holders may designate from time to time, and shall provide for not less than thirty (30) days’ prior written notice to the Collateral Agent and the Holders of the exercise of any right of cancellation. If the Issuer or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent or any Holder may arrange for such insurance, but at the Issuer’s expense and without any responsibility on the part of the Collateral Agent or any Holder for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Holders, the Issuer and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. If requested by any Holder or, if applicable, any Collateral Agent, the Issuer will furnish or cause to be furnished to the Holders and, if applicable, to the Collateral Agent, a certificate of insurance coverage from the insurer in form and substance satisfactory to the Holders and demonstrating compliance with this Section 5.1(g).

(h)     Books and Records; Inspection Rights. The Issuer and Aurora will, and will cause each of its Subsidiaries to, furnish to Administrative Agent, Collateral Agent and any Holder any information which Administrative Agent, Collateral Agent or any Holder may from time to time reasonably request concerning any covenant, provision or condition of the Note Documents or any matter in connection with the Collateral or Issuer’s or Aurora’s, or the Subsidiaries’ of Issuer or Aurora, businesses and operations. The Issuer and Aurora will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Issuer and Aurora will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent, Collateral Agent or any Holder, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to consult with and advise its senior management, officers and independent accountants with respect to its affairs, finances, accounts and condition and any other matters relating to the operation of Issuer or any of its Subsidiaries all at such reasonable times and as often as reasonably requested. In addition, upon the written request of the Administrative Agent, Collateral Agent or any Holder, the Issuer and Aurora shall furnish to the requesting party any document, report, financial data or other information with respect to the operation of Issuer or any of its Subsidiaries so requested by such requesting party.

(i)     Compliance with Laws. The Issuer and Aurora will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property except to the extent any noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(j)     Further Assurances. At any time or from time to time after the Closing, each of the parties hereto shall execute and deliver to the other parties hereto such other documents and instruments, provide such materials and information and take such other actions as such other parties may reasonably request to consummate the transactions contemplated hereby. The Issuer will, and will cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Closing Documents and this Agreement. The Issuer and Aurora will, and will cause each Subsidiary to, promptly deliver to any Holder, upon request, such information about the business and affairs and financial condition of the Issuer and its Subsidiaries as any such Holder or, if applicable, Collateral Agent shall reasonably request. Without limiting the foregoing, the Issuer and Aurora, at its expense, will, and will cause each Subsidiary to, promptly execute and deliver to the such holders, upon receipt, all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Issuer, Aurora or any Subsidiary, as the case may be, in the Closing Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note Obligations, or to correct any omissions in the Security Agreement, or to state more fully the security obligations set out herein or in any of the Collateral Documents or the Security Agreement, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents or the Security Agreement, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith. The Issuer and Aurora hereby authorize the Holders, and their respective agents, successors and assigns, to file any and all necessary financing statements under the UCC, assignments or continuation statements as necessary from time to time (in the Holders’ discretion) to perfect (or continue perfection of) the Liens granted pursuant to the Note Documents.

(k)     Environmental Matters.

(i)     The Issuer and Aurora will, and will cause each Subsidiary to, establish and implement such policies and procedures as are reasonably calculated to assure on an on-going basis the following: (x) all assets of the Issuer, Aurora and its Subsidiaries and the operations conducted therewith and other activities of the Issuer, Aurora and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws and any documentation of such compliance with Environmental Laws which any Holder may reasonably request shall be provided as promptly as practicable and (y) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Properties owned by any such party in violation of any Environmental Laws.

(ii)     The Issuer and Aurora will promptly notify the Holders and, if applicable, the Collateral Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Issuer or Aurora has knowledge in connection with any violation of or liability under Environmental Laws.

(iii)     The Issuer and Aurora will, and will cause each Subsidiary to, conduct environmental due diligence reviews as reasonably requested by the Holders in connection with any future material acquisitions or construction.

(iv)     The Issuer and Aurora will keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens.

(v)     The Issuer and Aurora will provide each Holder with written notice within five (5) days of obtaining knowledge of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required under Environmental Laws to abate said Release.

(vi)     The Issuer and Aurora will provide the Collateral Agent and each Holder with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of the Issuer or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Issuer or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect.

(l)     Change in Collateral; Collateral Records. The Issuer will, and will cause each of its Subsidiaries to (i) give the Collateral Agent and each Holder not less than thirty (30) days’ prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 5.1(l), (ii) advise the Collateral Agent and each Holder promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent and each Holder for the benefit of the Holders from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent, the Purchasers or the Requisite Holders may reasonably require, designating, identifying or describing the Collateral.

(m)     Execution of Supplements to ORRI Conveyance. Issuer and, as applicable, Aurora shall execute and deliver to ORRI Assignee from time to time, upon request of ORRI Assignee, Supplements to the ORRI Conveyance conveying to ORRI Assignee overriding royalties in the form and substance acceptable to ORRI Assignee (collectively, the “Supplements to ORRI Conveyance”) with respect to all Lands beneficially owned or in which interests are owned or held by Issuer, Aurora or any Subsidiary, whether now or hereafter acquired, at any time after the Closing Date through and including the later of (i) the Maturity Date or (ii) the date of the payment in full of the Notes, which Lands comprise a portion of the Project and which are either (1) included in or covered by the Initial Engineering Report or (2) drilled, acquired, or otherwise developed in the Project Area, and funded by the proceeds of an Advance or Approved Capital Expenditures; provided, however, that Issuer shall not be obligated to convey an overriding royalty on, or include in a Supplement to ORRI Conveyance, the working interests acquired by Issuer from OIL Energy Corp., Oilfield Investments Ltd., O.I.L. Energy, Corp., NorAm Energy, LLC, NorAm Energy Services, LLC, T.D. Provins Family Trust, LLC, Provins Family, LLC and/or their affiliates or subsidiaries (collectively “OIL”) after the Amendment Closing Date in producing horizons (i.e. a geologic interval to which PDP Reserves are attributable on the date of acquisition) of well bores of wells acquired from OIL. For purposes of clarity, Issuer and, as applicable, Aurora, shall convey an overriding royalty on, and include in a Supplement to ORRI Conveyance, the working interests and other interests acquired by Issuer or Aurora from OIL in the Project Area excepting and excluding therefrom only the producing horizons of well bores of wells producing on the date of acquisition from OIL.

(n)     Commodity Hedging Agreements. At any time that the Note Obligations (other than the obligations under the ORRI Documents) remain outstanding, the Requisite Holders (or administrative agent acting on their behalf) may give notice to the Issuer, in their sole and absolute discretion, that Issuer shall enter into a commodity hedging agreements in form and substance satisfactory to Administrative Agent, with respect to volumes of Hydrocarbons (up to 75% of the projected production of Issuer’s PDP Reserves during the three years after the date of such notice). Issuer shall enter into such commodity hedging agreement with respect to the specified volumes no later than thirty (30) days after the date of such notice.

(o)     Development Plan; Project Area. Issuer and Aurora shall cause the Development Plan to be performed substantially in accordance with the terms thereof. All interests in the Project Area owned by Aurora or any Affiliate of Aurora other than the Unassigned Interests shall be owned by Issuer and no Affiliate of Issuer shall own or acquire any interest in the Project Area other than the Unassigned Interests. Aurora shall cause all interests in the Project Area heretofore acquired by Aurora or any Affiliate thereof other than Unassigned Interests to be assigned to Issuer no later than the Closing Date. From and after the Closing, Aurora shall cause all Unassigned Interests to be assigned to Issuer without reservation and by warranty assignment no later than thirty (30) days after the date of acquisition by Aurora or any Affiliate thereof. Aurora shall cause all interests in Michigan State leases to be assigned to Issuer by the applicable form of Assignment of Oil and Gas Leases of the Michigan Department of Natural Resources, Forest, Mineral and Fire Management (“MDNR”), subject to consent, by the Closing Date and thereafter diligently prosecute to completion any filings and take such other actions necessary to obtain any necessary approval of the assignment to Issuer. From and after the Closing, Aurora shall cause all of its interests in Michigan State leases in the Project Area to be assigned to Issuer by the applicable form of assignment of the MDNR (subject to consent) within thirty (30) days after the date of execution of any such Michigan State lease and thereafter diligently prosecute to completion any filings and take such other actions necessary to obtain any necessary approval of the assignment to Issuer.

(p)     Resignation as Operator. Issuer, Aurora and any Subsidiary thereof shall, within fifteen (15) days after request from Administrative Agent, Collateral Agent or Requisite Holders after the occurrence of an Event of Default, resign as operator of any Collateral and designate and vote for, as successor operator, the party designated by Administrative Agent, Collateral Agent, Requisite Holders or any receiver or purchaser in foreclosure of such Collateral.

(q)     Wholly Owned Subsidiary; Negative Pledge. Aurora and Issuer will cause Aurora to at all times be the holder of 100% of all classes of the membership interests of Issuer and of any options, warrants or other rights with respect to any of such membership interests. Aurora shall grant a security interest in its membership interest in Issuer to Collateral Agent to secure the Note Obligations but shall not otherwise pledge, encumber or assign any such membership interest or any option, warranty or other right with respect to any such membership interest.

(r)     Michigan State Lease Approvals. Aurora shall promptly deliver notice to the Purchasers upon receipt of an approval from the MDNR with regard to the assignment of a Michigan State lease to Issuer.

Section 5.2   Negative Covenants to Purchasers. To conform with the terms and conditions under which the Purchasers are willing to have credit outstanding to Issuer, and to induce the Purchasers to enter into this Agreement and purchase the Notes, the Issuer hereby warrants, covenants and agrees as follows until such time as the Note Obligations have been paid in full and this Agreement has been terminated, unless the Holders otherwise approve in writing:

(a)     Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that Issuer may, on any Quarterly Payment Date after all Note Obligations then due have been paid in full pay to Aurora an amount equal to the lesser of (i) 25% of Issuer’s Adjusted Net Cash Flow during the preceding ANCF Quarter and (ii) $300,000 solely to fund general and administrative expenses of Aurora so long as (a) no Coverage Deficiency or Event of Default or payment Default exists and (b) Issuer is, and after taking such payment or distribution into effect, will be, in compliance with Sections 5.3(a), (b) and (c).

(b)     Investments, Loans, Advances, Guarantees and Acquisitions. The Issuer will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or agree to do any of the foregoing, except:

(i)     Permitted Investments;

(ii)     investments by the Issuer or any of its Subsidiaries in any other Wholly Owned Subsidiary of the Issuer approved by Requisite Holders;

(iii)     Guarantees constituting Indebtedness permitted by Section 5.2(f);

(iv)     trade accounts receivable for goods or services furnished in the ordinary course of business; and

(v)     routine employee advances in the ordinary course of business, but not to exceed an outstanding amount, at any time, of $50,000.

(c)     Transactions with Affiliates.

(i) The Issuer will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Issuer or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties provided, however, that any transactions with Affiliates having a value in excess of $25,000 in the aggregate during a Fiscal Quarter shall require the prior written approval of Requisite Holders; provided further, that transactions between Issuer and Hudson Pipeline shall not require prior written approval of Requisite Holders so long as such transactions are on terms no less favorable to Issuer than would be obtained in an arms-length transaction and so long as such transactions are on terms consistent with those obtained in transactions with third parties in the Project Area and (ii) transactions between or among the Issuer and its Wholly Owned Subsidiaries not involving any other Affiliate.

(ii) Aurora will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets that are part of the Collateral to, or purchase, lease or otherwise acquire any property or assets that are part of the Collateral from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business at prices and on terms and conditions not less favorable to Aurora or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties provided, however, that any transactions with Affiliates having a value in excess of $25,000 in the aggregate during a Fiscal Quarter shall require the prior written approval of Requisite Holders and (ii) transactions between or among Issuer and its Wholly Owned Subsidiaries not involving any other Affiliate.

(d)     Proceeds of Notes. The Issuer will not use the proceeds of the issuance of the Notes other than exclusively to pay the Tamco Origination Fee and all reasonable expenses of the Purchasers, including, without limitation, the fees and expenses of its counsel, consultants and other advisors in accordance with Section 10.15 hereof, and fund future Capital Expenditures. In no event shall any proceeds from the sale of the Notes be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” or any “margin securities” (as such terms are defined respectively in Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Issuer represents and warrants to the Purchasers that Issuer is not engaged principally, or as one of Issuer’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities. The Issuer will not take, or permit any Person acting on behalf of the Issuer to take, any action which might cause any of the Note Documents to violate Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

(e)     Additional Subsidiaries. The Issuer will not, and will not permit any Subsidiary to, (i) create any additional Subsidiaries except in compliance with Section 5.2(b) and approved in advance by Requisite Holders, or (ii) sell or issue any stock or ownership interest of a Subsidiary, except to the Issuer or any Wholly Owned Subsidiary and except in compliance with Section 5.2(b).

(f)     Indebtedness. The Issuer will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)     Indebtedness existing on the date hereof and set forth in Schedule 5.2(f) of this Agreement and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or change any material term thereof;

(ii)     the Note Obligations;

(iii)     trade debt arising in the ordinary course of business for goods or services;

(iv)     endorsements of checks or drafts in the ordinary course of business; and

(v)     accrued obligations related to employee benefit plans.

(g)     Liens. The Issuer and Aurora will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Collateral or any property or asset now owned or hereafter acquired by Issuer, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)     Permitted Encumbrances;

(ii)     any Lien on any property or asset of the Issuer or any Subsidiary existing on the date hereof and set forth in Schedule 5.2(g); provided that (x) such Lien shall not apply to any other property or asset of the Issuer or any Subsidiary, (y) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (z) those Liens designated on Schedule 5.2(g) as having to be released as of the date and time of the Initial Advance shall be released as of such date and time; and

(iii)     Liens in favor of the Holders or the Collateral Agent securing the payment of the Note Obligations.

(h)     Fundamental Changes.

(i)     The Issuer and Aurora will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the prior written approval of the Requisite Holders is obtained (w) any Subsidiary may merge into the Issuer in a transaction in which the Issuer is the surviving corporation, (x) any Subsidiary may merge into any Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary, (y) any Wholly Owned Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Issuer or to another Wholly Owned Subsidiary and (z) any Subsidiary may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 5.2(b).

(ii)     The Issuer will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Issuer and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(i)     Sale and Leaseback Arrangements. The Issuer will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby the Issuer or its Subsidiaries shall sell or transfer any asset, whether now owned or hereafter acquired, and whereby the Issuer or its Subsidiaries shall then or thereafter rent or lease as lessee such asset or any part thereof or other asset which the Issuer or its Subsidiaries intends to use for substantially the same purpose or purposes as the asset sold or transferred.

(j)     ERISA Compliance.

(i)     The Issuer will not engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Issuer, its Subsidiaries or any ERISA Affiliate could reasonably be expected to be subjected to either a civil penalty assessed pursuant to Sections 502(c) or 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

(ii)     The Issuer will not contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Plan or Multiemployer Plan;

(iii)     The Issuer will not acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Issuer, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA; and

(iv)     The Issuer will not contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability except in those circumstances required to comply with Section 4980B of the Code.

(k)     Sale or Discount of Receivables. The Issuer will not, and will not permit any of its Subsidiaries to, discount or sell (with or without recourse) any of its or its Subsidiaries notes receivable or accounts receivable other than sales of overdue receivables made in the ordinary course of business in connection with the collection or compromise thereof.

(l)     Current Ratio. The Current Ratio of the Issuer shall be calculated on every Quarterly Payment Date. The Issuer shall not permit the Current Ratio for any applicable period ending on the then most recent Quarterly Payment Date to be less than 1.00.

(m)     Amendments to Organizational Documents; Other Material Agreements. The Issuer will not, and will not permit any of its Subsidiaries to, enter into or permit any modification of, or waive any material right or obligation of any Person under its, as the case may be, Operating Agreement, certificate or articles of incorporation, articles of organization, bylaws, regulations or other organizational documents other than amendments, modifications and waivers which will not, individually or in the aggregate, have a Material Adverse Effect.

(n)     Liens on Equity. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur or permit to exist, or enter into an agreement to permit to exist, any Lien on any Equity of the Issuer or its Subsidiaries, other than the Liens in favor of the Collateral Agent.

(o)     Limitation on Financing Sources. Prior to the Commitment Expiry Date, neither Issuer, Aurora nor any Affiliate of Issuer or Aurora shall obtain any financing to fund any development or acquisition in the Area of Mutual Interest from any source other than TCW or an Affiliate of TCW.

Section 5.3    Coverage Ratios
.
(a)     Collateral Coverage Ratio. The Collateral Coverage Ratio of the Issuer shall be calculated (i) twice every year for 2005 and 2006 and once a year thereafter, as of the date of delivery of the current Engineering Report (it being understood that the Collateral Coverage Ratio for the period from the date hereof to February 1, 2004 shall be calculated in reliance on the Initial Engineering Report, unless an Engineering Report has subsequently been prepared, in which case such later Engineering Report shall be relied upon), (ii) upon the receipt by Purchasers of a Request for Additional Advance using the most recently prepared Engineering Report, and (iii) at such other times as Administrative Agent or Requisite Holders shall elect in their sole discretion. The Issuer shall not permit the Collateral Coverage Ratio for any applicable period ending on the then most recent Quarterly Payment Date to be less than 1.20.

(b)     PDP Coverage Ratio. The PDP Coverage Ratio of the Issuer shall be calculated (i) twice every year for 2005 and 2006 and once a year thereafter, as of the date of delivery of the current Engineering Report (it being understood that the PDP Coverage Ratio for the period from the date hereof to February 1, 2004 shall be calculated in reliance on the Initial Engineering Report, unless an Engineering Report has subsequently been prepared, in which case such later Engineering Report shall be relied upon), (ii) upon the receipt by Purchasers of a Request for Additional Advance using the most recently prepared Engineering Report, and (iii) at such other times as Administrative Agent or Requisite Holders shall elect in their sole discretion.

(c)     If any Coverage Deficiency exists, Issuer shall as soon as reasonably commercially practicable after obtaining knowledge thereof give notice thereof to Administrative Agent and may cure such Coverage Deficiency, either by furnishing and mortgaging additional engineered producing oil and gas wells satisfactory to Requisite Holders in order to increase Modified NPV10 or by making payments in order to reduce the Total Indebtedness. If any Coverage Default exists, Issuer shall within thirty (30) days after obtaining knowledge thereof cure such Coverage Default, either by furnishing and mortgaging additional engineered producing oil and gas wells satisfactory to Requisite Holders in order to increase Modified NPV10 or by making payments in order to reduce the Total Indebtedness.

SECTION 6
CONDITIONS TO ADVANCES

Section 6.1    Closings.  The Initial Closing occurred on August 12, 2004. The Amendment Closing shall be deemed to occur upon the satisfaction (or waiver in writing by the Administrative Agent in its sole and absolute discretion) of the conditions set forth in Section 6.2.

Section 6.2    Conditions to Amendment Closing.  The effectiveness of this Agreement and the obligations of Purchasers to make any Subsequent Advance hereunder are subject to the condition precedent that each of the following events shall have occurred:

(a)     Purchasers shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to the Purchasers:

(i)     the Subsequent Advance Notes;

(ii)     Amendments to the Mortgages and other Collateral Documents hereto delivered by the Issuer and Aurora in form acceptable to Administrative Agent reflecting, inter alia, the increase in the Total Commitment Amount and any other Closing Documents requested by Administrative Agent;

(iii)     an opinion of Leibenguth & Boos & Associates PC to the Purchasers, in form and substance attached hereto as Exhibit E and reasonably satisfactory to the Purchasers;

(iv)     a “Compliance Certificate,” substantially in the form attached hereto as Exhibit I, of a director of Issuer of even date with such Subseqent Advance, in which the Issuer shall have certified (x) to the satisfaction of the conditions in this Section 6.1, and (y) to the truth and accuracy in all material respects of all representations and warranties made by Issuer or Aurora in any of the Note Documents;

(v)     an “Omnibus Certificate” of the Secretary or the Board of Directors of each of Issuer and Aurora which shall contain the names and signatures of its officers authorized to execute the Note Documents to which it is a part and which shall certify to the truth, correctness and completeness of the following exhibits attached to the certificate: (i) a copy of resolutions of its board of directors in full force and effect at the time this Agreement is entered into, authorizing the execution of the Note Documents delivered or to be delivered by it in connection herewith and the consummation of the transactions contemplated in the Note Documents; (ii) a copy of its articles of incorporation and all amendments thereto, certified by its company secretary; and (iii) a copy of the appointment or all legal representatives and legal advisors in fact of Issuer duly registered; and

(vi)     such other information as the Purchasers may have reasonably required, including evidence satisfactory to the Purchasers that all conditions precedent to any Advance under the Original Note Purchase Agreement shall have been satisfied.

(b)     The Investment Committee of TCW shall have approved the amendments reflected in this Agreement.

(c)     Issuer and Aurora shall have obtained the Licenses and all other Governmental Approvals necessary under Governmental Rules in the ordinary course as well as for the consummation of the transactions contemplated in the Note Documents and for the granting of the security interests contemplated under the Collateral Documents necessary for the ownership and operation of the wells on which drilling has been commenced or on which PDP Reserves have been identified, except for those Governmental Approvals which were not then required, and each of the foregoing shall have been in full force and effect and in form and substance reasonably satisfactory to the Purchasers.

(d)     The organizational structure and capital structure of Issuer and Aurora shall have been as set forth in Schedule 4.1(l), which Schedule shall have been in form and substance satisfactory to Purchaser in its sole and absolute discretion.

(e)     The Purchasers shall have received and approved a revised Operating Budget developed in connection with Project and the Operating Agreement.

(f)     The Purchasers shall have received and approved a report of the Insurance Advisor pertaining to the insurance program and a certificate of insurance coverage of the Issuer evidencing that the Issuer is carrying insurance in accordance with Section 5.1(g).

(g)     No material litigation, investigation or proceeding shall have been commenced or threatened against the Issuer or Aurora or so far as they are aware, against the Collateral Properties or the transactions contemplated hereby or thereby.

(h)     No event or circumstance shall have existed giving rise to, or reasonably likely to give rise to, any Material Adverse Effect.

(i)     Perfection of Liens. The Purchasers shall have received evidence, in form and substance satisfactory to it in its sole and absolute discretion, that all documentation, actions, consents and approvals required in connection with the granting of Liens and perfection of security interests in the Collateral as contemplated by Section 5.2(g) hereof and by the Collateral Documents have been executed, delivered and filed as of the Closing Date and that the Liens of the Collateral Documents constitute first Liens.

(j)     Organizational Documents. The Purchasers shall have received such documents and certificates as it or its counsel may reasonably request relating to the organization, existence and good standing of the Issuer and its Subsidiaries, the authorization of the Closing Transactions and any other legal matters relating to the Issuer, this Agreement, the Closing Documents, all in form and substance satisfactory to Purchasers and their counsel.

(k)     Payment of Expenses. The Purchasers and their counsel shall have received all fees and other amounts due and payable on or prior to the Amendment Closing Date with respect to this Agreement, including, without limitation, fees and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Issuer hereunder or under the Original Note Purchase Agreement.

(l)     Financial Statements. The Purchasers shall have received, in form and substance satisfactory to them and attached as Schedule 6.1(l), projections of the Issuer prepared through the Maturity Date demonstrating the ability of Issuer to (i) repay its debts, including the Note Obligations, and satisfy its other obligations when due and (ii) comply with the covenants contained in Section Five hereof.

Section 6.3    Conditions Precedent to Any Advance.  The Purchasers shall have no obligation to make any Advance (including the Initial Advance) unless all of the following conditions precedent have been satisfied, to the satisfaction of the Requisite Holders and the Administrative Agent and in their reasonable discretion (in which event the Advance shall be made):

(a)     Tamco Origination Fee. Issuer shall pay to Tamco an origination fee (the “Tamco Origination Fee”) equal to 1.5% of any Advance prior to or concurrently with the disbursement of such Advance. Payment of the Tamco Origination Fee shall be by wire transfer of immediately available funds or upon the instruction of Issuer, by deduction from the purchase price of the Notes.

(b)     All representations and warranties made by Issuer and Aurora in any Note Document shall be true in all material respects on and as of the date of such Advance as if such representations and warranties had been made as of the date of such Advance;

(c)     No Default shall exist as of the date of such Advance, taking into account the making of such Advance;

(d)     No Material Adverse Effect shall have occurred since, with respect to the Initial Advance, December 31, 2003; and with respect to any other Advance, the date of the Initial Advance or the most recent Advance, as applicable;

(e)     Issuer and Aurora shall have performed and complied in all material respects with all agreements and conditions required in the Note Documents to be performed or complied with by it on or prior to the date of such Advance;

(f)     The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject the Note Holders or Collateral Agent to any penalty or other onerous condition which would impose on any Note Holder a material additional cost in making a funding under or pursuant to any such law, regulation or order;

(g)     The Note Holders shall have reviewed the financial condition of the Issuer and Aurora as disclosed in the Disclosure Schedule and found the same to be satisfactory;

(h)     Issuer shall have procured and maintained the insurance required hereunder or under any other Note Document; and

Section 6.4    Special Conditions Precedent for a Subsequent Advance.   After the Initial Advance, the Purchasers shall be obligated to make Subsequent Advances only:

(a)     before the Commitment Expiry Date;

(b)     in the amount requested by Issuer in the Request for Subsequent Advance, in the form attached as Exhibit G, not to have exceeded the Aggregate Commitment Amount in the aggregate for all Advances;

(c)     if no Coverage Deficiency shall have existed as of the date of such Advance, taking into account the making of such Advance in the amount of Total Indebtedness;

(d)     upon the Purchasers’ receipt of a timely Request for Subsequent Advance and all documents and instruments which the Purchasers have then requested in addition to those described in Section 6.1 (including opinions of legal counsel, corporate documents and records, documents evidencing Governmental Approvals and exemptions, and certificates of Governmental Persons and of officers and representatives of Issuer and other parties), as to (i) the accuracy and validity of or compliance with, in all material respects, all representations, warranties and covenants made in the Note Documents, (ii) the satisfaction of all conditions contained therein, and (iii) all other matters pertaining thereto. All such additional documents and instruments shall have been satisfactory to the Purchasers in form, substance and date; and

(e)     upon receipt by the Note Holders of evidence that no Lien or other interest had been filed against Issuer or any Collateral other than Permitted Liens.

Section 6.5     (a)     [Intentionally deleted.]

SECTION 7
SECURITY

Section 7.1    The Security.  The Note Obligations will be secured by perfected first-priority liens (subject only to Liens permitted under Section 5.2(g) if expressly permitted to be senior to the Liens securing the Note Obligations) in any real or personal property of Issuer or its Subsidiaries (including accounts, material leases and rental agreements, hedge agreements, as well as insurance policies and proceeds), together with all Property of any kind which is subject to a Lien in favor of the Holders or the Collateral Agent or which, under the terms of any Collateral Document or this Agreement (including security interests in the membership interests of Issuer and all Unassigned Interests and interests of Aurora in the Project Area), is purported or intended to be subject to such a Lien or for which a Lien is granted in any additional Collateral Documents hereafter delivered by any Related Party and accepted by Agent or Collateral Agent (the “Collateral”).

Section 7.2    Agreement to Deliver Collateral Documents.  Issuer and Aurora agree to deliver or cause to be delivered, to further secure the Note Obligations, mortgages, chattel mortgages, security agreements, financing statements and other Collateral Documents in form and substance satisfactory to Collateral Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property of Issuer and any Collateral of Aurora on the earlier of (i) each quarter after Issuer or Aurora acquires additional leasehold, (ii) prior to drilling being commenced on a well, (iii) with respect to the Hudson Pipeline interest, ten (10) days after the earlier of (A) the formation of Hudson Pipeline or (B) the acquisition of the interest in Hudson Pipeline by Issuer or (iv) whenever requested by Agent or Collateral Agent in its sole and absolute discretion. In addition, Issuer agrees to cause each and every Subsidiary of Issuer to execute and deliver a counterpart of, as the circumstances shall require, a Subsidiary Guarantee by the date hereof or ten (10) days after such Subsidiary becomes a Subsidiary of Issuer as the case may be. Issuer and Aurora also agree to deliver, whenever requested by Requisite Holders or the Collateral Agent, in their sole and absolute discretion, assurances of title reasonably acceptable to Requisite Holders and the Collateral Agent (a) stating that Issuer, Aurora or any Subsidiary, as the case may be, has good and defeasible title thereto, free and clear of all Liens (other than Liens permitted under Section 5.2(g)), (b) confirming that such properties and interests are subject to Collateral Documents securing the Note Obligations that constitute and create legal, valid and duly perfected Liens in such properties and interests and in the proceeds thereof having the priority specified in this Agreement, and (c) covering such other matters as the Collateral Agent, acting at the written direction of the Requisite Holders in their sole and absolute discretion, may request.

Section 7.3    Perfection and Protection of Security Interests and Liens.  Issuer and Aurora will from time to time deliver to Collateral Agent any financing statements, continuation statements, extension agree-ments and other documents properly completed and executed (and acknowledged when required) by any Related Party in form and substance satisfactory to Collateral Agent, which Agent or Collateral Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Note Obligations.

Section 7.4    Appointment of Agent and Collateral Agent
(a)     Purchasers, for themselves in the capacity in which they are acting herein, and each other Holder hereby appoints TAMCO as agent (together with its successors in such capacity herein called “Agent”) to act for and on behalf of the Purchasers and each other Holder under or pursuant to this Agreement and the other Note Documents, and TAMCO hereby accepts such appointment. Agent is authorized to act on behalf of the Lenders and each other Holder in (i) exercising rights and remedies with respect to Collateral (which may be delegated to Collateral Agent) or with respect to any other matter under any of the Note Documents, (ii) giving notices or instructions to Issuer, (iii) receiving information from or notices by Issuer, and (iv) communicating to Issuer determinations required or permitted to be made under this Agreement or any other Note Document. Agent may, on behalf of the Purchasers and any other Holder, take any other action which any Purchaser or such Holder is entitled to take hereunder or under any of the Note Documents. Such appointment of TAMCO as Agent shall not, however, impair or modify any rights, obligations or duties which TAMCO or any Affiliate of TAMCO otherwise has with respect to any Purchaser or any other Holder. In its administration of this Agreement and the other Note Documents, except to the extent to which another standard applies to TAMCO by reason of any other document between TAMCO and the Lenders or other Holder, Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (h) below.

(b)     Collateral Agent. The Purchasers, for themselves in each capacity in which they are acting herein, and each other Holder hereby appoints TAMCO as Collateral Agent (herein, together with its successors and assigns in such capacity, “Collateral Agent”) under the Note Documents, to exercise such powers under the Note Documents as are delegated to Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including taking, holding and disposing of the Collateral. TAMCO hereby accepts such appointment. Collateral Agent shall act for and on behalf of the Purchasers and the Holders in connection with all Collateral and Collateral Documents. In its administration of this Agreement and the other Note Documents, except to the extent to which another standard applies to TAMCO by reason of any other document between TAMCO and the Purchasers and any other Holder, Collateral Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (h) below.

(c)     Requisite Holders. Except with respect to any matters expressly provided for by this Agreement, the Notes, the Collateral Documents, any other Note Documents or the TCW Governing Documents (as defined in subsection (d)(iii) below), each Holder agrees that neither Agent nor Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and each Holder agrees that Agent and Collateral Agent shall be fully protected in so acting or refraining from acting) upon the written instructions of the Requisite Holders. The Requisite Holders may, in their reasonable discretion, remove TAMCO from its respective appointments as Agent and Collateral Agent and then select a new party to fulfill, in accordance with the terms hereof, such positions. All powers of Agent and Collateral Agent shall be exercised for the benefit of all Holders and in accordance with the directions of the Requisite Holders. Agent and Collateral Agent shall take every reasonable action to implement the Requisite Holders’ directions. If (i) any Note is ever held by any Person other than the original Holders in accordance herewith or (ii) TAMCO resigns as Agent and Collateral Agent, Issuer and all holders of Notes shall execute an agency agreement, in form satisfactory to Agent and Collateral Agent and providing for satisfactory indemnification, before carrying out any further actions under the Note Documents. Issuer shall pay all customary fees and costs in connection with the drafting and execution of such agency agreement. Until any such agency agreement is executed: (i) Agent and Collateral Agent shall be fully protected in acting on the instructions of Requisite Holders; (ii) TAMCO shall have the right to withdraw as Agent and Collateral Agent, respectively, subject, however, to its rights an duties under any other agreements with the Purchasers or any other Holder; and (iii) any action of Collateral Agent under any Security Document shall be binding on the Purchasers and Holders.

(d)     Limitation of Duties and Fiduciary Relationship. Neither Agent nor Collateral Agent shall have any duties or responsibilities, except those expressly set forth in:

(i)     this Agreement;

(ii)     the Collateral Documents; and

(iii)     the other documents entered into between Trustco and TAMCO described in the definitions of “Purchasers” and “Holders” (such other documents, collectively the “TCW Governing Documents”),

nor shall Agent or Collateral Agent have any additional fiduciary relationship with any Holder arising under this Section 7.4 and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Note Documents against Agent or Collateral Agent.

(e)     Distribution of Proceeds. The Holders shall share in the proceeds obtained by Agent and in any other benefit either arising under the Notes and the Collateral Documents or obtained by Agent or Collateral Agent in connection therewith, in the relative proportions which the amounts then owed by Issuer to each of the Holders bear to the total amount then owed by Issuer to all of the Holders; provided that Agent and Collateral Agent shall be the first to be reimbursed for all costs and expenses incurred on behalf of all parties in their respective capacities as Agent and Collateral Agent to the extent permitted by the TCW Governing Documents. The duties undertaken by Agent and Collateral Agent have been undertaken as an accommodation to the Holders and, accordingly, Agent and Collateral Agent shall not be compensated for their services hereunder except as provided in the TCW Governing Documents.

(f)     Written Directions. Agent or Collateral Agent may at any time request written directions from all the Holders with respect to (i) any interpretation of this Agreement, the Notes and the Collateral Documents, or (ii) any action to be taken or not to be taken hereunder or thereunder and may withhold any action until such directions have been received from the Requisite Holders. Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a direction of the Requisite Holders under the terms of this Agreement and such request and any action taken or withheld pursuant to such direction shall be binding upon all the Holders.

(g)     Agents and Attorneys. Agent or Collateral Agent may execute any of its respective duties under this Agreement, the Notes and the Collateral Documents by or through agents or attorneys selected by Agent or Collateral Agent, respectively, using reasonable care. Neither Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys so selected. Agent and Collateral Agent shall be entitled to the advice of counsel concerning all matters pertaining to their respective duties hereunder.

(h)     Limitation of Liability. Agent, Collateral Agent, and their respective officers, directors, employees, agents, attorneys-in-fact and affiliates shall not:

(i)     be liable for any action taken or omitted to be taken by any of such Persons or for any error in judgment under or in connection with this Agreement, the Notes and the Collateral Documents, except for any such Person’s gross negligence or willful misconduct; or

(ii)     be responsible in any manner to any Holder or any other Person for any failure of any other party to perform its obligations under this Agreement, the Notes and the Collateral Documents.

Nothing in this subsection, however, shall be deemed to limit or restrict any liability, fiduciary duty or responsibility of TAMCO in any capacity other than as Agent or Collateral Agent, including any liability, fiduciary duty or responsibility under the TCW Governing Documents.

(i)     Reliance upon Documentation. Agent or Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or any telephone conversation believed, respectively, by Agent or Collateral Agent to be genuine and correct and to have been signed, sent, made or spoken by the proper person or persons, and upon the advice and statements of legal counsel, independent accountants and other experts selected, respectively, by Agent or Collateral Agent.

(j)     Reliance by Issuer. Each of the Purchasers and each Holder agree that, prior to the delivery to Issuer of a notice of the removal or termination of TAMCO as Agent as set forth below, Issuer shall be entitled to rely on TAMCO’s or any subsequent Agent’s authority to act on behalf of each of the Purchasers and each Holder in all dealings with TAMCO (or any such subsequent Agent) with respect to the Notes and the Note Documents; Issuer shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by Agent; and Issuer shall discharge their obligations under this Agreement and the Note Documents by delivering payments, notices and other information to Agent. In the event of the removal of Agent and the appointment of a successor Agent by Holders, Issuer shall not be required to recognize any such removal or appointment unless and until Issuer shall have received a writing setting forth such removal and appointment executed by the Requisite Holders, and Issuer shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever. Issuer shall be entitled to rely upon the actions, communications and notices of TAMCO with respect to the Collateral until Issuer receives notice in writing from Agent that TAMCO has resigned or been replaced as Collateral Agent.

SECTION 8
TRANSFERABILITY OF SECURITIES

Section 8.1   Restrictive Legend.  Each note, certificate or other instrument evidencing the Notes issued by Issuer shall be stamped or otherwise imprinted with a legend in substantially the following forms:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE SECURITIES EVIDENCED BY THIS INSTRUMENT ARE SUBJECT TO THE TERMS OF A CERTAIN NOTE PURCHASE AGREEMENT DATED AS OF AUGUST __, 2004 BETWEEN AURORA ANTRIM NORTH, LLC, THE PURCHASERS, THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT (EACH AS DEFINED THEREIN), A COPY OF WHICH IS ON FILE AT THE OFFICES OF AURORA ANTRIM NORTH, LLC AND WILL BE FURNISHED BY AURORA ANTRIM NORTH, LLC TO THE HOLDER HEREOF UPON REQUEST.”

Notwithstanding the foregoing, the restrictive legend set forth above shall not be required after the date on which the securities evidenced by such note, certificate or other instrument bearing such restrictive legend no longer constitute Restricted Notes, and upon the request of the Holder of such Notes, Issuer, without expense to the Holder, shall issue a new note, certificate or other instrument as applicable not bearing the restrictive legend otherwise required to be borne thereby.

SECTION 9
EVENTS OF DEFAULT AND REMEDIES

Section 9.1    Events of Default.

(a)     “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)     default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable, whether on the Maturity Date or other due date thereof or at a date fixed for prepayment thereof or, upon acceleration, redemption or otherwise, which default continues for a period of two (2) Business Days;

(ii)     default in the payment of interest on any Note or any fee or any other amount constituting a Note Obligation payable under this Agreement or any other Note Document when the same becomes due and payable, which default continues for a period of five (5) Business Days;

(iii)     Issuer or any Affiliate defaults in the performance of or breaches any covenant, condition or agreement contained in Section 5.2 of this Agreement or contained in Sections 5.1(a), (b), (c), (d), (g)(ii), (m), (p) and (q) of this Agreement;

(iv)     Issuer or any Affiliate defaults in the performance of or breaches any other covenant or condition contained in this Agreement or any other Closing Document, which default or breach continues for a period of thirty (30) days;

(v)     a material breach of any representations and warranties made by the Issuer pursuant to Section 4.1 or in any other Closing Document;

(vi)     there occurs with respect to any Indebtedness of Issuer or any Affiliate having an outstanding amount of $100,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, the failure to make a principal or interest payment and such defaulted payment shall not have been made, waived or extended within the applicable cure period thereof or any other “event of default” occurs thereunder;

(vii)     a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Issuer, Aurora or any Subsidiary of Issuer as bankrupt or insolvent, or ordering relief against the Issuer, Aurora or any Subsidiary of Issuer in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of the Issuer, Aurora or any Subsidiary of Issuer under any bankruptcy or similar law, and such decree, judgment or order shall have continued undischarged and unstayed for a period of sixty (60) days; or a decree, judgment or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Issuer, Aurora or any Subsidiary of Issuer, or of the Property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, which decree, judgment, or order shall have remained in force undischarged and unstayed for a period of sixty (60) days;

(viii)     the Issuer, Aurora or any Subsidiary of Issuer shall institute voluntary bankruptcy proceedings, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or Property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any limited liability action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

(ix)     one or more final judgments not covered by insurance for the payment of money, or the issuance of any writ or warrant of attachment against any portion of the Property or assets of the Issuer, Aurora or any Subsidiary of Issuer or Aurora, which, in the aggregate, exceed $250,000 at any one time shall be entered against the Issuer, Aurora or any Subsidiary of Issuer of Aurora by a court of competent jurisdiction and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of sixty (60) days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein);

(x)     a Material Adverse Change has occurred;

(xi)     a Coverage Default has occurred; and

(xii)     failure of Issuer or its Subsidiaries to maintain perfected Liens as required pursuant to Section 7.1 hereof.

(b)     Upon the occurrence of an Event of Default described in clauses (viii) or (ix) above, the entire unpaid balance of the Notes (together with all accrued and unpaid interest) shall automatically become and be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Holders. Upon the occurrence and continuation of an Event of Default described in clauses (i), (ii) or (x) above, the entire unpaid balance of the Notes (together with all accrued and unpaid interest) held by a Holder shall, at the option of such Holder, become immediately due and payable without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Issuer. Upon the occurrence and continuation of an Event of Default described in clauses (iii), (iv), (v), (vi), (vii) or (xi) above, the holders of a majority of the outstanding principal amount of the Notes, respectively, at any time and from time to time may declare the entire unpaid balance of the Notes of such series (together with all accrued and unpaid interest) immediately due and payable without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Issuer. Upon the acceleration of the entire unpaid balance of any Note pursuant to this Section 9.1, the Holder thereof shall be entitled to any prepayment premium on such Note (calculated in accordance with Sections 3.5 in addition to all other amounts due and payable in respect of such Note and any other Note Obligation.

Section 9.2    Remedies.  If any Event of Default shall occur, the holder or holders of Notes entitled to accelerate and declare the unpaid balance of a Note or Notes due and payable pursuant to Section 9.1 above may protect and enforce their rights under the Note Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Note Document, and such holder or holders may enforce the payment of any Note Obligations due or enforce any other legal or equitable right.

In addition to any and all other rights and remedies that the Holders shall have, the Holders shall have the option to either:

(i)     Maintain this Agreement in full force and effect and sue for the principal payments and interest as they become due and payable;

(ii)     Accelerate all amounts due under the Notes and sue for the principal payment and interest as they become due and payable; or

(iii)     Accelerate all amounts due under the Notes, and to collect in addition to the amount of outstanding principal, accrued interest and other amounts owing with respect to the Obligations, all costs and expenses of the Holders in enforcing these provisions, including without limitation attorneys’ fees and costs; and the Prepayment Premium.

Section 9.3    Indemnity.  Each of Aurora and Issuer agrees, and agrees to cause each of its Subsidiaries, (i) to indemnify each Indemnified Party (as hereinafter defined), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party arising out of or resulting from or in any other way associated with (x) any of the Closing Documents or any transaction contemplated thereby or (y) this Agreement or any of the transactions and events (including the enforcement or defense thereof) at any time associated herewith or contemplated herein (including, but not limited to, any violation or noncompliance with any Environmental Laws by any Related Party thereof or any liabilities or duties of any Related Party thereof or of any Indemnified Party with respect to Hazardous Materials found in or released into the environment); and (ii) to reimburse each Indemnified Party, upon demand, for its legal and other expenses as they are incurred in connection with the foregoing.

THE FOREGOING INDEMNIFICATION AND REIMBURSEMENT SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PARTY, provided only that no Indemnified Party shall be entitled under this section to receive indemnification or reimbursement for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this section, the term “Indemnified Party” refers to each Purchaser (including any of their officers, directors, employees, agents or any of their respective Affiliates, or Purchasers’ successors and assigns and subsequent Holders) and Collateral Agent, any of its officers, directors, employees, agents and any of their respective Affiliates acting in such capacity.

SECTION 10
MISCELLANEOUS

Section 10.1    Waivers and Amendments; Acknowledgment.

(a)     Waivers and Amendments.

(i)     No failure or delay (whether by course of conduct or otherwise) by the Holders in exercising any right, power or remedy which either may have under any of the Closing Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the Holders of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Note Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by the Requisite Holders, and may be given or withheld in their sole and absolute discretion, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing; provided, however, that no waiver of any provision in Section 5.2 (or any definition utilized therein), Section 9.1, Section 9.2 or this Section 10.1(a) shall be effective unless it is approved in writing by holders of more than 50% of the Notes; provided, further, that no waiver of any Note Interest Rate, required principal or other payments, fees, interest coupon payments, payment terms, prepayment premiums or the Maturity Date of the Notes shall be effective without the consent of holders of 100% of the outstanding Notes. This Agreement and the other Note Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Note Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced. THIS WRITTEN AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. This Agreement may be amended, but only with the written consent of each of the Issuer and the Requisite Holders; provided, however, that Section 5.2 (or any definition utilized therein), Section 9.1, Section 9.2 or this Section 10.1(a) shall not be amended or supplemented in any manner without the written consent of holders of more than 50% of the Notes; provided, further, that no amendment, supplement or change of any Note Interest Rate, required principal or other payments, fees, interest coupon payments, payment terms, prepayment premiums or the Maturity Date of the Notes shall be effective without the consent of holders of 100% of the outstanding Notes. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Holders at law or in equity or otherwise.

(ii)     The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, offer to purchase or otherwise acquire any outstanding Notes, except for an offer to purchase the Notes that (A) is made in writing and is pro rata to all of the Holders on identical terms and (B) remains open for a period of at least 15 Business Days. In addition, if Holders holding more than 10% of the outstanding principal amount of all of the Notes accepts any such offer within such 15 Business Day period, then the Issuer shall be required to notify the other Holders of such acceptance(s), and shall be required to remake such offer and leave it open for an additional 10 Business Days. All acquisitions of Notes pursuant to the foregoing offers shall be closed concurrently on a pro rata basis with all Holders who accept such offers.

(iii)     None of the Issuer or any of its Affiliates or any other party to any Closing Documents will, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Closing Documents unless each Holder of the Notes (irrespective of the kind and amount of Notes then owned by it) shall be informed thereof by the Issuer and, if such Holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Issuer and any other party hereto with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

(iv)     In determining whether the requisite Holders of Notes have given any authorization, consent or waiver under any Closing Document, any Notes owned by Issuer or any of its Affiliates shall be disregarded and deemed not to be outstanding.

(v)     Any amendment or waiver made pursuant to this Section by a Holder that has transferred or has agreed to transfer its Notes to the Issuer or any of its respective Affiliates and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such Holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other Holders that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such Holder.

(b)     Acknowledgments and Admissions. Each of Issuer and Aurora hereby represents, warrants, acknowledges and admits that:

(i)     it has been advised by counsel in the negotiation, execution and delivery of the Note Documents to which it is a party;

(ii)     it has made an independent decision to enter into this Agreement and the other Note Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by any Purchaser, whether written, oral or implicit, other than as expressly set out in this Agreement or in any other Note Documents delivered on or after the date hereof,

(iii)     there are no representations, warranties, covenants, undertakings or agreements by the Purchasers as to the Note Documents except as expressly set out in this Agreement or in another Note Document delivered on or after the date hereof,

(iv)     none of the Purchasers, in its capacity as Purchaser or Holder, owes any fiduciary duty to Issuer or any other Purchaser with respect to any Note Document or the transactions contemplated thereby;

(v)     no partnership or joint venture exists with respect to the Note Documents between the Companies and any of the Purchasers;

(vi)     should an Event of Default or Default or breach occur or exist, the Purchasers will determine in their sole discretion and for their own reasons what remedies and actions they will or will not exercise or take at that time;

(vii)     without limiting any of the foregoing, Issuer is not relying upon any representation or covenant by Purchaser, or any representative thereof, and no such representation or covenant has been made, that such Purchaser will, at the time of an Event of Default or Default or breach, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Closing Documents with respect to any such Event of Default or Default or breach or any other provision of the Closing Documents; and

(viii)     the obligations of the Holders are several, not joint and several, and no Holder shall be liable for any act or omission by another Holder;

(ix)     each of the Purchasers has relied upon the truthfulness of the acknowledgments in this Section in deciding to execute and deliver this Agreement and the other Closing Documents and to purchase the Notes.

Section 10.2    Survival of Agreements; Cumulative Nature.  All of the Issuer’s and Aurora’s various representations, warranties, covenants and agreements in the Agreement, the Note Documents shall survive the execution and delivery of this Agreement, the other Note Documents and the performance hereof and thereof, including the purchase of the Notes and the delivery of the Notes and the Note Documents. Except as expressly provided herein, the representations, warranties, and covenants made by the Issuer in the Closing Documents, and the rights, powers and privileges granted to the Holders in the Closing Documents, are cumulative, and, except for expressly specified waivers and consents, no Closing Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Holders of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Closing Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Closing Documents.

Section 10.3    Notices.  All notices, requests, consents, demands and other communications required or permitted under any Note Document shall be in writing, unless otherwise specifically provided in such Note Document, shall be effective only upon receipt and shall be given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by United States mail as registered, certified or first class United States mail, postage prepaid, to the Issuer or the Purchasers at the addresses set forth on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed):

If to Issuer

or Aurora:              Aurora Antrim North, LLC
4110 Copper Ridge, Suite 110
Traverse City, MI 49684
Attention: William W. Deneau
Telephone: (231) 941-0073
Facsimile: (231) 933-0757

With copies to:     Leibenguth & Boos & Associates PC
3220 Racquet Club Drive
Traverse City, Michigan 49684
Attention: Jim Leibenguth
Telephone: (231) 947-0777
Facsimile: (231) 947-2930

If to Purchasers:   TCW Asset Management Company
333 Clay Street, Suite 4150
Houston, TX 77002
Attention: Patrick Hickey
Telephone: (713) 615-7413
Facsimile: (713) 615-7460

With copies to:    TCW Asset Management Company
865 South Figueroa Street, Suite 1800
Los Angeles, CA 90017
Attention: Thomas F. Mehlberg
Telephone: (213) 244-0702
Facsimile: (213) 244-0604

TCW Asset Management Company
8010 Towers Crescent Drive, Suite 410
Vienna, VA 22182
Attention: R. Blair Thomas
Telephone: (703) 506-0498
Facsimile: (703) 506-0741

and

Milbank Tweed Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, CA 90017
Attention: David A. Lamb
Telephone: (213) 892-4434
Facsimile: (213) 629-5063

Section 10.4    Governing Law; Submission to Process.  EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A NOTE DOCUMENT, THE NOTE DOCUMENTS, INCLUDING THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANIES HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PARTY TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL

COURTS SITTING IN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE NOTE DOCUMENTS OR THE NOTE OBLIGATIONS BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. EACH OF THE COMPANIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 10.5    Limitation on Interest.

(a)     The Holders, Issuer and any other parties to the Note Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Note Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither of the Companies nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Note Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section shall control over all other provisions of the Note Documents which may be in conflict or apparent conflict herewith.

(b)     The Holders expressly disavow any intention to contract for, charge or collect unearned interest or finance charges in the event the maturity of any Note Obligation is accelerated. If (i) the maturity of any Note Obligation is accelerated for any reason, (ii) any Note Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) the Holders or any other holder of any or all of the Note Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then-outstanding principal of the related Note Obligations or, at the Holders’ option, promptly returned to Issuer or the other payor thereof upon such determination.

(c)     In determining whether or not the interest paid or payable under any specific circumstances exceeds the maximum amount permitted under applicable law, the Holders and the Related Parties thereof (and any other payors thereof) shall, to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Note Obligations in accordance with the amounts outstanding from time to time thereunder and the Highest Lawful Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

Section 10.6    Termination; Limited Survival.  Issuer may, in its sole and absolute discretion at any time that no Note Obligation is owing under the Note Documents, elect in a notice delivered to the Holders to terminate this Agreement. Upon receipt by the Holders of such a notice, if no such Note Obligation is then owing, then this Agreement and all other Note Documents shall thereupon be terminated, and the parties thereto released from all prospective obligations thereunder; provided further, that any obligations hereunder in favor of the Holders of any Notes (other than the Notes) shall survive such termination. Notwithstanding the foregoing or anything herein to the contrary, any representation or warranty made by the Companies to Purchaser herein, any waivers or admissions made by Issuer in any Note Document and any obligations which any Person may have to indemnify or compensate the Holders shall survive any termination of this Agreement or any other Closing Document. At Issuer’s request and expense, the Holders shall prepare and execute all necessary instruments to reflect and effect such termination of the Note Documents. All representations and warranties and covenants made herein by the Issuer or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by Purchasers and shall survive the issuance of the Notes regardless of any investigation made by or on behalf of Purchasers.

Section 10.7    Registration, Transfer, Exchange, Substitution of Notes.

(a)     Registration of Notes. Issuer shall keep at its principal executive office a register for the registration and registration of transfers of the Notes (the “Register”). The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such Register. Prior to due presentment for registration of transfer, the Person in whose name any Security shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and Issuer shall not be affected by any notice or knowledge to the contrary. Issuer shall give to any Holder, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

(b)     Transfer and Exchange of Notes. Upon surrender of any Security at the principal executive office of Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Security or part thereof), Issuer shall execute and deliver, at Issuer’s expense, one or more new Notes (as requested by the Holder thereof) of the same series in exchange therefore and, in the case of any Note, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Security; provided, however, that no transfer of any Security may be made (i) to a transferee who is not an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer (as defined in Rule 144A promulgated under the Securities Act) and (ii) unless such transfer is made pursuant to an exemption from registration under the securities laws of the United States including, without limitation, any resale of any Security under Rule 144A of the Securities Act. Any purported transfer of a Security or an interest therein which is prohibited hereby shall be null and void ab initio and of no force or effect whatever. In the case of a transfer of Notes, each such new Note and shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $1,000,000, provided, that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000; provided, further, that transfers by a Holder and its Affiliates shall be aggregated for purposes of determining whether or not such $1,000,000 threshold has been reached. If any Purchaser shall request that the restrictive legend on a Security be removed, such Purchaser, if requested by Issuer, will have the obligation in connection with such request, as applicable, at such Purchaser’s expense, of delivering an opinion of counsel in form and substance reasonably satisfactory to Issuer, in connection with such request to the effect that the removal of such restrictive legend would not be in violation of the Securities Act or any applicable state securities laws.

(c)     Replacement of Notes. Upon receipt by Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Security, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Security is, or is a nominee for, a Purchaser or another Holder with a minimum net worth of at least $5,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (ii) in the case of mutilation, upon surrender and cancellation thereof, Issuer at its own expense shall execute and deliver, in lieu thereof, a new Security of the same series, dated and, in the case of a Note, bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated

Section 10.8    Waiver of Jury Trial, Punitive Damages, Etc.  ISSUER, FOR ITSELF AND EACH OF ITS AFFILIATES, AURORA, AND THE HOLDERS HEREBY:

(a)     KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE DOCUMENTS OR THE PURCHASE AND SALE OF ANY SECURITIES CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY;

(b)     IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;

(c)     CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND

(d)     ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER NOTE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

Section 10.9    Exhibits and Schedules; Additional Definitions.  All Exhibits and Schedules to this Agreement are a part hereof for all purposes.

Section 10.10      Confidentiality of Holders.

(a)     Notwithstanding the termination of this Agreement and except as otherwise provided herein or in this subsection (a) or subsection (c) below, Issuer shall, and shall cause its Subsidiaries and Affiliates to, maintain the confidentiality of the identities of (i) any Holder or any holder of any Note Obligation other than the Notes; and (ii) any owner of a beneficial interest in the Notes (collectively, “Confidential Information”) and shall not, without the prior written consent of the Requisite Holders, as applicable, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

(b)     Notwithstanding the termination of this Agreement and except as otherwise provided herein or in this subsection (b) or subsection (c) below, each Holder shall maintain the confidentiality of any information delivered to a Holder by or on behalf of the Issuer or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Closing Documents that is (a) proprietary or confidential in nature and (b) is clearly marked “Confidential - Subject to Confidentiality and Disclosure Restrictions” (collectively, the “Issuer Confidential Information”) and shall not, without the prior written consent of the Issuer, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

(c)     Subject to Section 10.10(d), the Issuer may disclose Confidential Information, and subject to Section 10.10(d), each of the Holders may disclose Issuer Confidential Information, to its respective directors, officers, members, partners, employees, and agents (including attorneys, accountants, and consultants) to whom such disclosure is reasonably necessary for the execution or effectuation hereof, provided the Issuer or Holder notifies all such Persons that the Confidential Information or Issuer Confidential Information disclosed to them is subject to this section and requires them not to disclose or use such information in breach of this Section. The Issuer may also disclose Confidential Information (i) in filings with the Commission to the extent required to be disclosed therein, or (ii) any Person which offers to purchase any security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10.10). Subject to Section 10.10(d), each Holder may also disclose Issuer Confidential Information to (i) any other Holder of any Notes,

(ii) any partner, beneficial holder or similar party (and each of their attorneys, accountants and consultants), (iii) any Person to which it sells or offers to sell such Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Issuer Confidential Information to be bound by the provisions of this Section 10.10), (iv) any federal or state regulatory authority having jurisdiction over it and (v) the National Association of Insurance Commissioners, the National Association of Securities Dealers or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Note Documents.

(d)     If Administrative Agent is notified that any Holder is requested or required by legal process (including law or regulation, oral questions, interrogatories, request for information or documents, subpoena, and civil investigative demand) to disclose any Confidential Information or Issuer Confidential Information, if and to the extent legally permitted to do so, the Administrative Agent, on behalf of any such Holder, shall promptly notify the Holder or Holders, as applicable, of such request prior to complying with such process so that the Holder or Holders may seek an appropriate protective order or waive the respondent’s compliance with this Section. If, after such notice and after providing the Holder or Holders a reasonable opportunity to obtain a protective order or to grant such waiver (so long as the granting of such time does not put such Holder or Holders in breach of its obligations to disclose), such Holder or Holders is nonetheless legally compelled to disclose such information, such Holder or Holders may do so without liability under this Section.

(e)     Any Confidential Information or Issuer Confidential Information which becomes publicly available through no breach by the relevant party hereunder or a breach by a third party of a confidential obligation to the relevant party hereunder shall no longer be deemed to be Confidential Information or Issuer Confidential Information.

Section 10.11    Reproduction of Documents.   This Agreement and all documents relating hereto may be reproduced by a Holder and by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original documents so produced. Each of the parties hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 10.12    Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties (including any Purchaser or subsequent Holder) whether so expressed or not.

Section 10.13    Counterparts.  Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 10.14    Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 10.15    Expenses.  Issuer shall pay all reasonable costs and expenses incurred by the Holders (a) relating to the negotiation, preparation, execution and delivery of this Agreement and the other Note Documents and the issuance of the Notes (including, without limitation, reasonable fees, office charges and expenses of counsel to (1) Purchaser, Milbank, Tweed, Hadley & McCloy LLP and (2) any other consultants or advisors retained in connection with the Closing Transactions), (b) relating to printing the instruments evidencing the Notes, (c) relating to any amendments, waivers or consents (whether or not executed) under this Agreement to the same extent as set forth in clause (a) and (b) above, (d) in connection with the participation of any Observer in meetings or other activities pursuant to Section 5.1(a) hereof including, without limitation, travel expenses associated with such meetings or other activities, (e) relating to the filing, recording, refiling and re-recording of any Note Document and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Note Document, or any other event with respect to which Issuer shall have the right to recover from any party expenses or costs paid or reimbursed to Holders, (f) incident to the enforcement by the Holders of, or the protection or preservation of any right or remedy of the Holders under, this Agreement, the other Note Documents or any other document or agreement furnished pursuant hereto or thereto or in connection herewith or therewith (including, without limitation, reasonable fees and expenses of counsel) and (g) relating to any bankruptcy, insolvency or other similar action or proceeding in any jurisdiction involving the Issuer. The Issuer shall pay such costs and expenses, to the extent then payable, on the date of issuance of the Notes or, with respect to those matters described in clauses (b) through (g) above, or from time to time upon demand by Purchasers or Holders upon presentation, in each such case, of a reasonably detailed statement thereof. The Issuer’s obligations under this Section 10.15 shall survive the payment of the Notes.

Section 10.16    Specific Performance.  Each of Issuer and Aurora recognizes that money damages may be inadequate to compensate the Holders for a breach by the Issuer or Aurora of its obligations hereunder, and each of the Issuer and Aurora irrevocably agrees that the Holders shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the Purchasers the benefits of this Agreement and that Issuer shall not object and hereby waive any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will be sufficient to compensate the Holders.

Section 10.17    Joinder by Aurora.  Aurora joins in the execution and delivery of this Agreement for the purpose of expressly agreeing to, representing, warranting and covenanting as set forth in, the provisions of Sections 2.7, 4.1, 5.1(c), (d), (e), (f), (g), (h), (i), (j), (k), (m), (o), (p), 5.2(a), (c), (g), 7.2, 7.3 and 9.3 and Article 10 hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ISSUER:

AURORA ANTRIM NORTH, LLC,
a Michigan limited liability company

By: Aurora Energy, Ltd., its Manager

By: _________________________________
Name: William W. Deneau
Title: President

AURORA:

AURORA ENERGY, LTD.,
a Nevada corporation

By: __________________________________
Name: William W. Deneau
Title: President

Signature Page to
Note Purchase Agreement

PURCHASERS:

TCW ENERGY FUND X - NL, L.P.,
a California limited partnership

By TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company,
its Managing Member

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ENERGY FUND XB - NL, L.P., a California limited partnership

By TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its Managing Member

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

Signature Page to
Note Purchase Agreement

TCW ENERGY FUND XC - NL, L.P., a California limited partnership

By TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its Managing Member

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ENERGY FUND XD - NL, L.P., a California limited partnership

By TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its Managing Member

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

Signature Page to
Note Purchase Agreement

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company and others

By: __________________________________

Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

Signature Page to
Note Purchase Agreement

TCW Asset Management Company, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust and others

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW Asset Management Company, a California corporation, as Investment Manager under the Investment Management Agreement dated June 13, 2005 among The Ford Foundation and others

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Administrative Agent

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

Signature Page to
Note Purchase Agreement

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Collateral Agent

By: __________________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: __________________________________
Name: Patrick Hickey
Title: Senior Vice President

Signature Page to
Note Purchase Agreement

Exhibits and Schedules:

Annex A	Insurance Coverage
Exhibit A	Form of Senior Note
Exhibit B-1	Purchaser’s Initial Commitment Amount
Exhibit B-2	Purchaser’s Subsequent Commitment Amount
Exhibit C	Form of Overriding Royalty Conveyance
Exhibit D	Wire Transfer Instructions
Exhibit E	Form of Opinion of Leibenguth, Boos & Associates, PC addressed to Purchasers
Exhibit F	Intentionally Deleted
Exhibit G	Form of Request for Subsequent Advance
Exhibit H	Form of Prepayment Notice
Exhibit I	Form of Compliance Certificate
Exhibit J	Form of Notice to Hydrocarbon Purchasers
Schedule 1.1(a)	Description of Use of Funds - Approved Capital Expenditures
Schedule 1.1(b)	Approved LOE
Schedule 1.1(c)	Operating Agreement of Issuer
Schedule 2.5	Development Plan
Schedule 4.1(d)(i)	Audited Financial Statements and Balance Sheet
Schedule 4.1d(iii)	Projections
Schedule 4.1(e)	Collateral Properties
Schedule 4.1(f)(i)	Disclosed Matters
Schedule 4.1(l)	Capital Structure
Schedule 4.1(m)	List of Material Contracts
Schedule 4.1(o)	Insurance
Schedule 4.1(q)	Intellectual Property
Schedule 4.1(r)	List of Accounts
Schedule 4.1(s)	Ford Disqualified Persons
Schedule 5.1(l)	Location of Collateral
Schedule 5.2 (f)	Indebtedness
Schedule 5.2(g)	Disclosed Encumbrances
Schedule 6.1(l)	Pro Forma Unaudited Balance Sheet

ANNEX A

See Original Note Purchase Agreement Annex A which is hereby incorporated herein by this reference

EXHIBIT A

See Original Note Purchase Agreement Exhibit A which is hereby incorporated herein by this reference

Exhibit B-1

Denominations and Holders of Notes Evidencing Initial Advances

Holder	Note and Commitment Amount
TCW Energy Fund X-NL, L.P., a California limited partnership	$6,911,617
TCW Energy Fund XB-NL, L.P., a California limited partnership	$8,587,602
TCW Energy Fund XC-NL, L.P., a California limited partnership	$2,846,177
TCW Energy Fund XD-NL, L.P., a California limited partnership	$6,338,469
Trust Company of the West as Sub-Custodian under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc., TCW Asset Management Company and Trust Company of the West	$2,044,668
Trust Company of the West as Sub-Custodian under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003 among Harry L. Bradley, Jr. Partition Trust, Harry L. Bradley, Jr. Trust, Jane Bradley Uihlien Pettit Partition Trust, Jane Bradley Uihlien Trust, TCW Asset Management Company and Trust Company of the West	$1,226,799
ING Life Insurance and Annuity Company	$2,044,668
Total	$30,000,000

Exhibit B-2

Denominations and Holders of Notes Evidencing Subsequent Advances

Holder	Note and Commitment Amount
TCW Energy Fund X-NL, L.P., a California limited partnership	$3,455,807
TCW Energy Fund XB-NL, L.P., a California limited partnership	$4,293,801
TCW Energy Fund XC-NL, L.P., a California limited partnership	$1,423,086
TCW Energy Fund XD-NL, L.P., a California limited partnership	$3,169,235
Trust Company of the West as Sub-Custodian under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc., TCW Asset Management Company and Trust Company of the West	$1,022,334
Trust Company of the West as Sub-Custodian under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003 among Harry L. Bradley, Jr. Partition Trust, Harry L. Bradley, Jr. Trust, Jane Bradley Uihlien Pettit Partition Trust, Jane Bradley Uihlien Trust, TCW Asset Management Company and Trust Company of the West	$613,403
ING Life Insurance and Annuity Company	$1,022,334
Trust Company of the West as Sub-Custodian under the Investment Management Agreement dated June 13, 2005 among The Ford Foundation, TCW Asset Management Company and Trust Company of the West	$5,000,000
Total	$20,000,000

EXHIBIT C

See Original Note Purchase Agreement Exhibit C which is hereby incorporated herein by this reference

EXHIBIT D

WIRE TRANSFER INSTRUCTIONS

Payments of principal, interest and other amounts (excluding royalty payments):

A) As to Ford:

Designated Bank:	Mellon Trust of New England
Address:	One Boston Place, Boston, MA 02108
ABA No.:	011-001-234
Demand Deposit A/C No.:	169064
For Further Credit:	Account #TCNFFORD002
Account Name:	The Ford Foundation
Contact Person:	Amy Momeyer
Telephone:	(412) 236-2031

B) As to others:

Designated Bank:	Mellon Trust of New England
Address:	One Boston Place, Boston, MA 02108
ABA No.:	011-001-234
Demand Deposit A/C No.:	169064
For Further Credit:	Account #TCNFENRGX02
Account Name:	TCW Energy Fund X
Contact Person:	Amy Momeyer
Telephone:	(412) 236-2031

Royalty Payments:

A) Ford as to 10% of the royalty payments:

Designated Bank:	Mellon Trust of New England
Address:	One Boston Place, Boston, MA 02108
ABA No.:	011-001-234
Demand Deposit A/C No.:	169064
For Further Credit:	Account #TCNFFORD002
Account Name:	The Ford Foundation
Contact Person:	Amy Momeyer
Telephone:	(412) 236-2031

B) Others as to 90% of the royalty payments:
Designated Bank:	Mellon Trust of New England
Address:	One Boston Place, Boston, MA 02108
ABA No.:	011-001-234
Demand Deposit A/C No.:	169064
For Further Credit:	Account #TCNFENRGX02
Account Name:	TCW Energy Fund X
Contact Person:	Amy Momeyer
Telephone:	(412) 236-2031

EXHIBIT E

See Attached

EXHIBIT F

See Original Note Purchase Agreement Exhibit G which is hereby incorporated herein by this reference

EXHIBIT G

FORM OF
REQUEST FOR SUBSEQUENT ADVANCE

Reference is made to that certain First Amended and Restated Note Purchase Agreement dated as of ________ __, 2005 (as from time to time amended, supplemented, modified or extended the "Note Purchase Agreement") by and among Aurora Antrim North, LLC, a Michigan limited liability company (the “Issuer”); Aurora Energy, Ltd., a Nevada corporation (“Aurora”); TCW Energy Fund X - NL, L.P., a California limited partnership (“Fund X - NL”); TCW Energy Fund XB - NL, L.P., a California limited partnership (“Fund XB - NL”); TCW Energy Fund XC - NL, L.P., a California limited partnership (“Fund XC - NL”); TCW Energy Fund XD - NL, L.P., a California limited partnership (“Fund XD - NL”); TCW Asset Management Company (“Tamco”), a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust and others; Tamco, as Investment Manager under the Investment Management Agreement dated June 13, 2005 among The Ford Foundation and others (Tamco in the capacities designated above, Fund X - NL, Fund XB - NL, Fund XC - NL and Fund XD - NL are hereinafter collectively referred to as the “Purchasers,” each a “Purchaser”); Tamco as Administrative Agent (together with its successors in such capacity, the “Administrative Agent”); and Tamco as Collateral Agent (together with its successors in such capacity, the “Collateral Agent”). Undefined capitalized terms are used herein with the meanings set forth in the Note Purchase Agreement.

Pursuant to the terms of the Note Purchase Agreement, Issuer hereby requests that Purchasers make an Advance to Issuer in the principal amount of $________ and specifies ________ __, 200_, as the date on which Issuer desires that Purchasers make such Advance and to deliver to Issuer the proceeds thereof in the manner set forth on Schedule 1 attached hereto.

To induce Purchasers to make such Advance, Issuer hereby represents, warrants, acknowledges, and agrees that:

(a)      The person signing this instrument on behalf of Issuer is _____ of Issuer, having all necessary authority to act for Issuer in making the request herein contained.

(b)      The representations and warranties of Issuer set forth in the Note Purchase Agreement and the other Note Documents are true and correct in all material respects on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c)      The amount of the Advance hereby requested does not exceed the amount available for such Advance pursuant to the Note Purchase Agreement.

(d)      There does not exist on the date hereof any condition or event which constitutes a Default or Coverage Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Note Purchase Agreement; nor will any such Default or Coverage Deficiency exist upon Issuer's receipt and application of the Advance requested hereby. Issuer will use the Advance hereby requested for the purposes set forth in Schedule 1 attached hereto and in compliance with Section 2.5 of the Note Purchase Agreement.

(e)      Except to the extent waived in writing as provided in Section 10.1(a) of the Note Purchase Agreement, Issuer has performed and complied in all material respects with all agreements and conditions in the Note Purchase Agreement required to be performed or complied with by Issuer on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Note Purchase Agreement remains satisfied.

(f)      The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Note Purchase Agreement. The Note Purchase Agreement and the other Note Documents are hereby ratified, approved, and confirmed in all respects.

The person signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Issuer are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of _____ ___, 20__.

AURORA ANTRIM NORTH, LLC,
a Michigan limited liability company

By: Aurora Energy, Ltd., its Manager

By: _________________________________
Name:
Title:

Schedule 1

Issuer hereby requests that Purchasers disburse by wire transfer in immediately available funds the proceeds of the Advance as follows:

[LIST AMOUNT, BANK, ABA NOS., PAYEES, BANK ACCOUNTS NOS., AND OTHER INSTRUCTIONS]

EXHIBIT H

See Original Note Purchase Agreement Exhibit M which is hereby incorporated herein by this reference

EXHIBIT I

See Original Note Purchase Agreement Exhibit N which is hereby incorporated herein by this reference

EXHIBIT J

See Original Note Purchase Agreement Exhibit O which is hereby incorporated herein by this reference

EXHIBIT K

See Original Note Purchase Agreement Exhibit P which is hereby incorporated herein by this reference

EXHIBIT L

See Original Note Purchase Agreement Exhibit Q which is hereby incorporated herein by this reference

Schedule 1.1(a)

See Original Note Purchase Agreement Schedule 1.1(a) which is hereby incorporated herein by this reference

Schedule 1.1(b)
OPERATING COSTS

Group Name	Unit Name	Year 1 $919/well/month Year 2 $864/well/month Year 3 $809/well/month Year 4 $773/well/month Year 5 $755/well/month Year 6 $736/well/month Year 7 $572/well/month Year 8+ $414/well/month	$1,564.29/well/month	$0.210/Mcf	$0.375/Mcf	$0.484/Mcf	$0.734/Mcf	$0.858/Mcf	$0.878/Mcf	$1.118/Mcf	$1.138/Mcf	$1.152/Mcf
400 Antrim	Iron	X			X
400 Antrim	LeBlanc	X			X
400 Antrim	Zink	X		X
Alpena	Beyer	X					X
Alpena	Black Bean #1	X					X
Alpena	Black Bean #2	X					X
Alpena	Black Bean #3	X					X
Alpena	Black Bean #4	X					X
Alpena	Discard	X					X
Alpena	El Dorado	X					X
Alpena	Gehrke	X					X
Alpena	Green Bean #1	X					X
Alpena	Green Bean #2	X					X
Alpena	Leeseberg #1	X					X
Alpena	Leeseberg #2	X					X
Alpena	Mackinaw #1	X					X
Alpena	Mackinaw #2	X					X
Alpena	Nicholson Hill #1	X					X
Alpena	Nicholson Hill #2	X					X
Alpena	Nicholson Hill #3	X					X
Alpena	Paxton Quarry	X					X
Alpena	Sanborn #1	X					X
Alpena	Sanborn #2	X					X
Alpena	Seguin	X					X
Alpena	Treasure Island	X					X
Arrowhead	Arrowhead	X			X
Arrowhead	Blue Chip	X			X
Black Bear	Black Bear Central	X				X
Black Bear	Black Bear Jewell	X				X
Black Bear	Black Bear West	X				X
Clear Lake	Clear Lake	X		X
Hudson	Boyne Valley		X						X
Hudson	Chandler		X									X
Hudson	Corwith		X							X
Hudson	Hudson 13		X							X
Hudson	Hudson 19		X								X
Hudson	Hudson 34		X						X
Hudson	Hudson NE		X								X
Hudson	Hudson NW		X								X
Hudson	Hudson SW		X						X
Hudson	Hudson West		X					X
Mt. Mohican	Mt. Mohican	X			X

Schedule 1.1(c)

See Original Note Purchase Agreement Schedule 1.1(c) which is hereby incorporated herein by this reference

Schedule 2.5

See Original Note Purchase Agreement Schedule 2.5 which is hereby incorporated herein by this reference

 Schedule 4.1(d)(iii)

See Original Note Purchase Agreement Schedule 4.1(iii) which is hereby incorporated herein by this reference

Schedule 4.1(e)

See Attached

Schedule 4.1(f)(i)

See Attached

Schedule 4.1(l)

Capital Structure as of the Amendment Closing Date

Cadence Resources (post-merger with Aurora Energy, Ltd)
As of November 1, 2005

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of November 1, 2005, certain information regarding the ownership of voting securities of Cadence by each stockholder known to our management to be (i) the beneficial owner of more than5% of our outstanding Common Stock, (ii) our directors, (iii) our current executive officers and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

Unless otherwise specified, the address of each of the persons set forth below is in care of Cadence Resources Corporation, 3760 North US 31 South, P.O. Box 961, Traverse City, Michigan, 49685-0961.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares
Howard M. Crosby	1,477,808 (2)	2.49%
John P. Ryan	1,006,124 (3)	1.69%
Kevin D. Stulp	527,500 (4)	0.89%
Nathan A. Low Roth IRA and affiliates	5,052,142 (5)	8.47%
641 Lexington Avenue
New York, New York 10022
Thomas Kaplan	3,090,992 (6)	5.14%
154 West 18th Street
New York, New York 10011
Rubicon Master Fund (7)	8,000,000 (8)	13.47%
c/o Rubicon Fund Management LLP
P103 Mount Street
London W1K 2TJ, UK
Crestview Capital Master, LLC	4,000,000(9)	6.50%
95 Revere Drive, Suite A
Northbrook, Illinois, 60062
William W. Deneau	4,212,500 (10)	7.02%
Gary J. Myles	259,998 (11)	0.44%
Earl V. Young	386,204 (12)	0.65%
Richard Deneau	--	--
Ronald E. Huff	--	--
John V. Miller, Jr.	3,289,762 (13)	5.49%
Thomas W. Tucker	2,240,620 (14)	3.74%
Lorraine M. King	360,000 (15)	0.60%
All executive officers and directors as a group (11 persons)	3,754,816 (16)	23.00%

(1)  Addresses are only given for holders of more than 5% of the outstanding common stock of Cadence.

(2)  Includes 270,000 shares of our common stock held by Crosby Enterprises, Inc., 40,000 shares of our common stock owned by the Crosby Family Living Trust, 130,000 shares of our common stock owned by CORK Investments, Inc.and options to purchase 50,000 shares of our common stock.

(3)  Includes options currently exercisable for 50,000 shares of our common stock and warrants currently exercisable for 37,500 shares of our common stock; 172,875 shares of our common stock owned by Nancy Martin-Ryan; 45,000 shares of our common stock owned by John Ryan as custodian for Karen Ryan; 45,000 shares of our common stock owned by John Ryan ascustodian for Patrick Ryan; 150,000 shares of our common stock owned by J.P. Ryan Company, Inc.; and 87,500 shares of our common stock owned by Andover Capital Corporation.

(4)  Includes options currently exercisable for 50,000 shares of our common stock and warrants currently exercisable for 100,000 shares of our common stock, 2,750 shares of our common stock owned by the Kevin Dale Stulp IRA and 1,750 shares of our common stock owned by the Kevin and Marie Stulp Charitable Remainder Unitrust of which Mr. Stulp is a co-trustee.

(5)  Based on information included in an amendment to Schedule 13D/A filed with the SEC on November 10, 2005, Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRAs and the shares held by him individually, which total 4,034,767 shares of our common stock, which includes 108,375 shares of our common stock issuable upon exercise of warrants. Although Nathan A. Low has no direct voting or dispositive power over an aggregate 1,017,375 shares of our common stock held by Lisa Low as trustee for the Nathan A. Low Family Trust and as custodian for the Neufeld minor children, he may be deemed to beneficially own those shares because his wife, Lisa Low, is the trustee of the Family Trust and custodian for the Neufeld children. Similarly, Nathan A. Low may be deemed to beneficially own those shares of our common stock underlying options and warrants (a total of 157,375 shares of our common stock) held for the benefit of his children, because his wife has sole voting and dispositive power over such shares. Therefore, Nathan A. Low reports shared voting and dispositive power over 5,052,142 shares of our common stock. . Does not include warrants to purchase 1,714,000 shares of our common stock, which warrants were acquired January 31, 2005

(6)  Consists of 480,811 shares of our common stock owned by LCM Holdings LDC; 480,811 shares of our common stock owned by Electrum Resources, LLC; and 1,329,370 shares of our common stock owned by Electrum Capital, LLC. Does not include warrants to purchase 800,000 shares of our common stock, which warrants were acquired January 31, 2005.

(7)  Pursuant to investment agreements, each of Rubicon Fund Management Ltd., a company organized under the laws of the Cayman Islands, which we refer to in this footnote as Rubicon Fund Management Ltd., and Rubicon Fund Management LLP, a limited liability partnership organized under the laws of the United Kingdom, which we refer to in this footnote as Rubicon Fund Management LLP, Mr. Paul Anthony Brewer, Mr. Jeffrey Eugene Brummette, Mr. William Francis Callanan, Mr. Vilas Gadkari, Mr. Robert Michael Greenshields and Mr. Horace Joseph Leitch III, share all investment and voting power with respect to the securities held by Rubicon Master Fund. Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, Mr. Greenshields and Mr. Leitch control both Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, Mr. Greenshields and Mr. Leitch disclaim beneficial ownership of these securities.

(8)  Based on Form 3 - Initial Statement of Beneficial Ownership of Securities filed with the SEC by Rubicon Master Fund on April 13, 2005. Does not include warrants to purchase 8,000,000 shares of our common stock, which warrants were acquired January 31, 2005.

(9)  Does not include warrants to purchase 2,160,000 shares of our common stock, which warrants were acquired January 31, 2005.

(10)  Includes options currently exercisable for 600,000 shares of our common stock.

(11) Includes options currently exercisable for 199,998 shares of our common stock.

(12) Includes options currently exercisable for 199,998 shares of our common stock.

(13) Includes options currently exercisable for 600,000 shares of our common stock.

(14) Includes options currently exercisable for 600,000 shares of our common stock.

(15) Includes options currently exercisable for 160,000 shares of our common stock.

(16) Includes options and warrants currently exercisable for an aggregate of 2,597,497 shares of our common stock.

Schedule 4.1(m)

See Original Note Purchase Agreement Schedule 4.1(m) which is hereby incorporated herein by this reference

Schedule 4.1(o)

See Original Note Purchase Agreement Schedule 4.1(o) which is hereby incorporated herein by this reference

Schedule 4.1(q)

See Original Note Purchase Agreement Schedule 4.1(q) which is hereby incorporated herein by this reference

Schedule 4.1(r)

See Original Note Purchase Agreement Schedule 4.1(r) which is hereby incorporated herein by this reference

Schedule 4.1(s)

See Attached

Schedule 5.1(l)

See Original Note Purchase Agreement Schedule 5.2(l) which is hereby incorporated herein by this reference

Schedule 5.2(f)

See Attached

Schedule 5.2(g)

See Attached

Schedule 6.1(l)

See Original Note Purchase Agreement Schedule 6.1(l) which is hereby incorporated herein by this reference